UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NACCO INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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NACCO INDUSTRIES, INC.

5875 LANDERBROOK DRIVE; SUITE 220
CLEVELAND, OHIO 44124-4069
NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders (the "Annual Meeting") of NACCO Industries, Inc. (the "Company") will be held on Tuesday, May 9, 2017 at 2:30 p.m., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

1.	To elect nine directors, each for a term of one year and until their respective successors are duly elected and qualified;

2.	To approve The NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2017);

3.	To approve The NACCO Industries, Inc. Non-Employee Directors' Equity Compensation Plan (Amended and Restated Effective May 9, 2017);

4.	To approve, on an advisory basis, the Company's Named Executive Officer compensation;

5.	To recommend, on an advisory basis, the frequency of future advisory votes on the Company's Named Executive Officer compensation;

6.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017; and

7.	To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on March 20, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The 2017 proxy statement and proxy card are being mailed to stockholders commencing on or about March 27, 2017.

John D. Neumann
Secretary
March 27, 2017

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone (1-800-652-8683) or over the Internet (www.investorvote.com/NC) or by completing and mailing the enclosed form of proxy. If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the Internet or telephone. A self-addressed envelope is enclosed and no postage is required if mailed in the United States. If you wish to attend the meeting and vote in person, you may do so.
The Company's Annual Report for the year ended December 31, 2016 is being mailed to stockholders with the 2017 Proxy Statement. The 2016 Annual Report contains financial and other information about the Company, but is not incorporated into the 2017 Proxy Statement and is not considered part of the proxy soliciting material. You should also note that other information contained on or accessible through our website other than this Proxy Statement is not incorporated by reference into this Proxy Statement and you should not consider that information to be part of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 9, 2017: The 2017 Proxy Statement and 2016 Annual Report are available, free of charge, at http://www.nacco.com by clicking on the "2017 Annual Meeting Materials" link.

NACCO INDUSTRIES, INC.

5875 LANDERBROOK DRIVE; SUITE 220
CLEVELAND, OHIO 44124-4069
PROXY STATEMENT — MARCH 27, 2017
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of NACCO Industries, Inc., a Delaware corporation (the "Company," "NACCO," "we," "our" or "us"), of proxies to be used at the annual meeting of our stockholders to be held on May 9, 2017 (the "Annual Meeting"). This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 27, 2017.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

Proposal	Description	Board Vote Recommendation	Page Reference for More Detail
1	Election of nine director nominees named in this Proxy Statement	FOR	37
2	Approval of The NACCO Executive Long-Term Incentive Compensation Plan	FOR	42
3	Approval of The NACCO Non-Employee Directors' Equity Compensation Plan	FOR	48
4	Approval, on an advisory basis, of the Company's Named Executive Officer compensation	FOR	52
5	Recommend, on an advisory basis, the frequency of future advisory votes on the Company's Named Executive Officer compensation	ONE YEAR	54
6	The ratification of the appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2017	FOR	54
N/A	Any other matters properly brought before the Board	As recommended by the Board or, if no recommendation is given, in the proxy holders' own discretion	N/A
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later-dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder of record attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 20, 2017 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 5,260,048 outstanding shares of Class A Common Stock, par value $1.00 per share ("Class A Common"), entitled to vote at the Annual Meeting and 1,570,815 outstanding shares of Class B Common Stock, par value $1.00 per share ("Class B Common"), entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the nine directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Amended and Restated Bylaws ("Bylaws"), the inspectors of election appointed by the Board for the Annual Meeting will determine the presence of a quorum and tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of the outstanding voting power of all classes of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to (1) treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting and (2) treat proxies held in "street name" by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting (the "broker non-votes") as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.
Proposal 1 is to elect nine directors, each for a term of one year and until their respective successors are duly elected and qualified. Our Bylaws provide that our directors are elected by a plurality vote. Shares for which authority is withheld to vote for director nominees and broker non-votes will have no effect on the election of directors except to the extent the failure to vote for a director nominee results in another nominee receiving a larger number of votes. In accordance with Delaware law and our Bylaws, the nine director nominees receiving the greatest number of votes will be elected directors.
Proposal 2 is to approve the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (the "NACCO Long-Term Equity Plan") for purposes of Section 162(m) of the Internal Revenue Code ("Code Section 162(m)") and Section 303A.08 of the listing standards of the New York Stock Exchange ("NYSE"). For purposes of Code Section 162(m), (i) the affirmative vote of a majority of the votes cast is required to approve Proposal 2 and (ii) abstentions and broker non-votes will not be treated as votes cast, so abstentions and broker non-votes will not affect the outcome of Proposal 2.
Proposal 3 is to approve the NACCO Industries, Inc. Non-Employee Directors' Equity Compensation Plan (the "Non-Employee Directors Plan") for purposes of Section 303A.08 of the NYSE listing standards. The NYSE listing standards require the affirmative vote of a majority of votes cast to approve Proposals 2 and 3. For purposes of approval under the NYSE listing standards, abstentions will be treated as votes cast, so any abstentions for Proposals 2 and 3 will have the same effect as a vote against Proposals 2 and 3. Broker non-votes, however, will not be treated as votes cast, so broker non-votes will not affect the outcome of Proposals 2 and 3 for purposes of approval under the NYSE listing standards.
Proposal 4 is an advisory vote on the Company's Named Executive Officer compensation and Proposal 5 is an advisory vote on how often the advisory vote on the Company's Named Executive Officer compensation will occur in the future. We will consider the affirmative vote of the holders of a majority of the votes cast as approval of Proposal 4. Stockholders may vote for "one year," "two years" or "three years" or may abstain from voting with respect to Proposal 5. The option of one year, two years or three years that receives the greatest number of votes cast will be considered the frequency for the advisory vote on the Company's Named Executive Officer compensation selected by our stockholders. Although both Proposals 4 and 5 are non-binding, the advisory votes allow our stockholders to express their opinions regarding our executive compensation and how frequently an advisory vote on executive compensation should occur. Abstentions and broker non-votes will not be treated as votes cast so will not affect the outcome of Proposals 4 and 5.
In accordance with our Bylaws, the affirmative vote of the holders of a majority of the votes cast is required to approve all other proposals that are brought before the Annual Meeting, including Proposal 6. As a result, abstentions will not be treated as votes cast so will not affect the outcome of Proposal 6. Because the ratification of the appointment of the independent auditor is considered a "routine" matter under NYSE rules, there will be no broker non-votes with respect to Proposal 6. Abstentions and broker non-votes in respect of any other proposal will not be counted for purposes of determining whether a proposal has received the required approval by our stockholders.
We are not aware of any business that may properly be brought before the Annual Meeting other than those matters described in this Proxy Statement. If any matters other than those shown on the proxy card are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares represented by such proxy card.

In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date(s), without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

PART I - CORPORATE GOVERNANCE INFORMATION

About NACCO

NACCO is an operating holding company with the following principal businesses: mining, small appliances and specialty retail.

•
The North American Coal Corporation: Our wholly owned subsidiary, The North American Coal Corporation and its affiliated companies (collectively, "NA Coal"), mine coal primarily for use in power generation and provide value-added mining services for natural resource companies.

•
Hamilton Beach Brands, Inc.: Our wholly owned subsidiary, Hamilton Beach Brands, Inc. ("HBB"), is a leading designer, marketer and distributer of small electric household and specialty housewares appliances, as well as commercial products for restaurants, bars and hotels.

•	The Kitchen Collection, LLC: Our wholly owned subsidiary, The Kitchen Collection, LLC ("KC"), is a national specialty retailer of kitchenware in outlet malls throughout the United States.

Code of Conduct

We have adopted a Code of Corporate Conduct that applies to all of our directors and employees and is designed to provide guidance on how to act legally and ethically while performing work for NACCO. We have also adopted Corporate Governance Guidelines that provide a framework for the conduct of our Board. The Code of Corporate Conduct, the Corporate Governance Guidelines and our Independence Standards for Directors, as well as the charters of the committees of our Board, are available free of charge on our website at http://www.nacco.com, under the heading "Corporate Governance."

All of our directors and senior management employees annually complete certifications with respect to their compliance with our Code of Corporate Conduct.

Leadership Development and Succession Planning

Developing leaders who will successfully lead our Company into the future is one of our Board's most crucial functions. Annually, our Board formally reviews and discusses management development and succession plans for the Chief Executive Officer ("CEO") of the Company and each of his direct reports, as well as the CEOs of each subsidiary and each of their direct reports. With the assistance of the CEOs, the Board also assesses the leadership potential of other individual senior executives throughout the Company. Succession planning and leadership development are top priorities of the Board and senior management.

Hedging and Speculative Trading Policies and Limited Trading Windows

The Company prohibits officers and directors from purchasing financial instruments, including pre-paid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that are designed or have the effect of hedging or offsetting any change in the market value of equity securities granted to the officer or director by the Company as part of his or her compensation or held, directly or indirectly, by the officer or director. However, the Company does not prohibit its employees who are not officers from engaging in such transactions.
As noted elsewhere in this Proxy Statement, restricted shares of Class A Common that are issued to directors and certain senior management employees of the Company for compensatory purposes are generally subject to transfer restrictions for a period of ten years from the last day of the applicable performance period and, during that time period, the restricted shares may not be transferred (subject to certain exceptions), hedged or pledged. The Company does not have a policy preventing employees, including officers or directors, from pledging shares of non-restricted Class A Common or Class B Common.

Board Composition
Our Board currently consists of nine directors. Directors are elected at each annual meeting to serve for one-year terms and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. If a nominee is unavailable for election at the time of the Annual Meeting, an eventuality that the Board has no reason to believe will occur, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. Biographical information and qualifications of our directors are included under "Proposal 1 - Election of Directors" beginning on page 37.

Board Leadership Structure and Risk Management

Through our holding company structure, we operate a diverse group of businesses in three principal industries: mining, small appliances and specialty retail. Due to the diversity of our businesses, including their products, customers, operations, geographical scope, risks and structure, the Board believes that Alfred M. Rankin, Jr., our CEO, is the most appropriate person to serve as our Chairman because he possesses in-depth knowledge of the issues, opportunities and challenges facing each of our principal businesses. Because of this knowledge and insight, the Board believes that Mr. Rankin is in the best position to identify effectively strategic opportunities and priorities and to lead the discussion for the execution of the Company's strategies and achievement of its objectives. As Chairman, our CEO is able to:

•	focus our Board on the most significant strategic goals and risks of our businesses;

•	utilize the individual qualifications, skills and experience of the other members of the Board to maximize their contributions to our Board;

•	ensure that each other Board member has sufficient knowledge and understanding of our businesses to enable such other member to make informed judgments;

•	provide a seamless flow of information from our subsidiaries to our Board;

•	facilitate the flow of information between our Board and our management; and

•	provide the perspective of a long-term stockholder.
This Board leadership structure also enhances the effectiveness of the boards of directors of our subsidiaries, which have parallel structures and provide oversight at the strategic and operational business unit level. Each director who serves on our Board is also a member of each subsidiary's board of directors, which integrates our Board with the boards of our subsidiaries. Our CEO serves as the Chairman of each subsidiary's board of directors, which provides a common and consistent presence that enables these subsidiary boards of directors to function effectively and efficiently. The CEO's role as Chairman of the subsidiary boards also allows him to exercise effective oversight, including risk oversight, on an independent and informed basis. The Board believes that the combined role of Chairman and CEO promotes strategic development and execution at each of the subsidiaries, which is essential to effective governance. We do not assign a lead independent director, but the Chairman of our Compensation Committee presides at the regularly scheduled meetings of non-management directors.
The Board oversees our risk management. The full Board regularly reviews information provided by management in order for our Board to oversee our risk identification, risk management and risk mitigation strategies. Our Board committees assist the full Board's oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our compensation policies, our Audit Review Committee oversees financial reporting and control risks, our Finance Committee oversees financing and financial risk management strategies and our Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. Each committee reports on their discussions of the applicable relevant risks to the full Board during Board meetings. The full Board incorporates the insight provided by these reports into its overall risk management analysis.

Directors' Meetings and Committees

Our Board held ten meetings in 2016. During their tenure in 2016, all of our current directors attended more than ninety five percent (95%) of the meetings held by our Board and by the committees on which they served. We hold a regularly scheduled meeting of our Board in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our directors as of the date of our 2016 annual meeting of stockholders attended our 2016 annual meeting in person or by electronic means.
In accordance with NYSE rules, our non-management directors are scheduled to meet in executive session, without management, once a year. The Chairman of the Compensation Committee typically presides at such meetings. Additional meetings of the non-management directors may be scheduled when the non-management directors believe such meetings are desirable. The determination of which director should preside at any such additional meetings will be made based on the subject matter to be discussed at each such meeting. A meeting of the non-management directors was held on February 14, 2017. Only independent directors attended the meeting.
Our Board established the following standing committees: an Audit Review Committee, a Compensation Committee, a Nominating and Corporate Governance ("NCG") Committee, a Finance Committee, a Planning Advisory Committee ("PAC") and an Executive Committee. The current members of each committee and the number of meetings held in 2016 are shown below:

Director	Audit Review	Compensation	NCG	Finance	PAC	Executive
John P. Jumper	X	X	Chair			X
Dennis W. LaBarre			X	Chair	X	X
Michael S. Miller	X			X
Richard de J. Osborne	Chair	X	X			X
Alfred M. Rankin, Jr.				X	Chair	Chair
James A. Ratner	X	Chair		X	X
Britton T. Taplin				X
David F. Taplin			X
David B.H. Williams				X	X
2016 Meetings	6	7	3	4	1	0
Audit Review Committee. No member of the Audit Review Committee serves individually on more than three public company audit committees. The Audit Review Committee has responsibilities in its charter with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the adequacy of our internal controls;

•	our policies to monitor and control our major financial risk exposures;

•	the qualifications, independence, selection, compensation and retention of our independent registered public accounting firm;

•	the performance of our internal audit department and independent registered public accounting firm;

•	assisting our Board and us in interpreting and applying our Corporate Compliance Program and other issues related to corporate and employee ethics; and

•	preparing the Annual Report of the Audit Review Committee to be included in our Proxy Statement.
Our Board has determined that:

•	Mr. Osborne, the Chairman of the Audit Review Committee, qualifies as an audit committee financial expert as defined in rules issued by the U.S. Securities and Exchange Commission ("SEC");

•	Mr. Osborne and each member of the Audit Review Committee are independent, as defined by the SEC and described in the listing standards of the NYSE; and

•	each member of the Audit Review Committee is financially literate as described in the NYSE listing standards.

Compensation Committee. The Compensation Committee has responsibilities in its charter with respect to the administration of our policies for compensating our employees, including our executive officers and directors. Among other things, these responsibilities include:

•	the review and approval of corporate goals and objectives relevant to compensation;

•	the evaluation of the performance of the CEO, other executive officers and senior managers in light of these goals and objectives;

•	the determination and approval of CEO, other executive officer and senior manager compensation levels;

•	the consideration of whether the risks arising from our employee compensation policies are reasonably likely to have a material adverse effect on us;

•
the making of recommendations to our Board, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive plans and equity-based plans;

•	the periodic review of Board compensation; and

•	the review and approval of the Compensation Discussion and Analysis and the preparation of the annual Compensation Committee Report to be included in our Proxy Statement.
The Compensation Committee may, in its discretion, delegate duties and responsibilities to one or more subcommittees or, in appropriate cases, to our senior managers. The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed under "Compensation Consultants" on page 11. The Board has determined that each member of the Compensation Committee is independent, as defined in the SEC rules and the NYSE listing standards.
Nominating and Corporate Governance Committee. Among other things, the NCG Committee's responsibilities contained in its charter include:

•	the review and making of recommendations to our Board of the criteria for membership on our Board;

•	the review and making of recommendations to our Board of the optimum number and qualifications of directors believed to be desirable;

•	the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company;

•	the identification and making of recommendations to our Board of specific candidates for membership on our Board; and

•	oversight of an annual review of our Board.
The NCG Committee will consider director candidates recommended by our stockholders. See "Procedures for Submission and Consideration of Director Candidates" on page 39. The NCG Committee is also responsible for reviewing and recommending changes to our Certificate of Incorporation, Bylaws, Code of Conduct and Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board's effectiveness; and annually reporting to the Board the NCG Committee's assessment of our Board's performance. The Board has determined that each member of the NCG Committee is independent, as defined in the NYSE listing standards. The NCG Committee may consult with members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of our Board.
Finance Committee. The Finance Committee reviews our financing and financial risk management strategies and those of our principal subsidiaries and makes recommendations to our Board on matters concerning finance.
Planning Advisory Committee. The PAC was formed on August 10, 2016. The PAC assists the Board in its oversight of the Company's key strategies, projects and initiatives. PAC members act as resources and advisors on various operational and strategic matters concerning our subsidiaries.
Executive Committee. The Executive Committee may exercise all of the powers of our Board over the management and control of our business during the intervals between meetings of our Board.

Directors' Independence

Our Board has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, we have the characteristics of, and may be, a “controlled company,” as defined in Section 303A of the NYSE listing standards. However, the Board has elected not to make use at the present time of any of the exceptions to the NYSE listing standards that are available to controlled companies. Accordingly, at least a majority of the members of our Board is independent, as described in the NYSE listing standards, and our Compensation Committee, Audit Review Committee and NCG Committee are composed entirely of independent directors. In making a determination as to the independence of our directors, our Board considered Section 303A of the NYSE listing standards and broadly considered the materiality of each director's relationship with us. Based on this criteria, our Board has determined that the following current directors are independent:

John P. Jumper	James A. Ratner
Dennis W. LaBarre	Britton T. Taplin
Michael S. Miller	David F. Taplin
Richard de J. Osborne
The Board has also determined that Dr. Scott S. Cowen, who resigned as a director on August 10, 2016, was independent as described in the NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves or has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served as a member of our Compensation Committee.

Review and Approval of Related-Person Transactions

J.C. Butler, Jr., one of our executive officers, and David B.H. Williams, one of our Directors, are the sons-in-law of Alfred M. Rankin, Jr., our CEO. In 2016, Mr. Butler received $3,470,650 in total compensation from us (as shown on the Summary Compensation Table on page 30) and Mr. Williams received $182,869 in total compensation from us (as shown on the Director Compensation Table on page 40).
The Audit Review Committee reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Audit Review Committee to determine whether we or a related person has a direct or indirect material interest in the transaction. In the course of its review, the Audit Review Committee considers:

•	the nature of the related person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Audit Review Committee deems appropriate.
Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person. Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Communications With Directors

Our stockholders and other interested parties may communicate with our Board as a group, with the non-management directors as a group, or with any individual director by sending written communications to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors. However, any communications that are considered improper for submission will not be provided to the directors. Examples of communications that would be considered improper include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business, or communications that relate to improper or irrelevant topics.

Audit Matters

Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services and limited tax services will be performed by Ernst & Young LLP ("EY"), our principal independent registered public accounting firm. All such services must be pre-approved by our Audit Review Committee. For 2016, the Audit Review Committee authorized us to engage EY for specific audit, audit-related and tax services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee together with one other Audit Review Committee member the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of authorities and commitments at each general meeting of the Audit Review Committee. The Audit Review Committee has determined that the provision of non-audit services to us by EY may be generally incompatible with maintaining its independence. As a result, we have adopted policies limiting the services provided by our independent registered public accounting firm that are not audit or audit-related services.
Fee Information
Fees for professional services provided by our auditors included the following (in millions):

	2016	2015
Audit Fees (1)	$2.9	$2.9
Audit-Related Fees (2)	$0.1	$0.1
Tax Fees (3)	$0	$0
All Other Fees (4)	$0	$0
Total	$3.0	$3.0

(1) "Audit Fees" principally include services rendered by EY for the audit of our annual financial statements and internal controls; the reviews of the interim financial statements included in our Forms 10-Q and services provided in connection with statutory audits and regulatory filings with the SEC.
(2) "Audit-Related Fees" include assurance and related services rendered by EY for accounting advisory matters and audits of certain employee benefit plans.
(3) "Tax fees" are for tax compliance related services and were de minimis in 2016 and 2015.
(4) No other services were performed by EY for us during the last two fiscal years.
Report of the Audit Review Committee
The Audit Review Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Review Committee is comprised solely of independent directors as defined by the SEC and described in the listing standards of the NYSE. The Audit Review Committee's responsibilities are listed on page 5 and the Audit Review Committee's charter is available at www.nacco.com. In fulfilling its oversight responsibilities, the Audit Review Committee reviewed and discussed the audited financial statements contained in our Annual Report with Company management.

The Audit Review Committee reviewed with EY, our independent auditor, which is responsible for expressing an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Review Committee by the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), including PCAOB Auditing Standard No. 1301, Communications With Audit Committees, the rules of the SEC, and other applicable regulations. In addition, the Audit Review Committee has discussed with EY the firm’s independence from Company management and the Company, including the matters in the letter from EY required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with EY's independence. The Audit Review Committee also reviewed and discussed together with management and EY the Company’s audited financial statements for the year ended December 31, 2016, and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY's audit of internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Review Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed by the Company with the SEC.

RICHARD DE J. OSBORNE, Chairman

JOHN P. JUMPER	MICHAEL S. MILLER JAMES A. RATNER

PART II - EXECUTIVE COMPENSATION INFORMATION
The material elements of our 2016 compensation objectives and policies as they relate to the Named Executive Officers (the "NEOs") listed in the Summary Compensation Table on page 30 are described below. This discussion and analysis should be read in conjunction with all accompanying tables, footnotes and text in the Proxy Statement.

Summary of our Executive Compensation Program

Our executive compensation program strongly ties the compensation of our NEOs to our short-term and long-term business objectives and to stockholder interests. Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation and defined contribution retirement benefits.

At our 2014 annual meeting of stockholders, NACCO again received strong support for our compensation program with over 99% of the votes cast approving our advisory vote on executive compensation. The Compensation Committee believes that this overwhelming support reinforces the philosophy and objectives of our executive compensation program.

We pay for performance. We align our executive compensation with corporate performance on both a short-term and a long-term basis. In 2016, over 78% of Mr. Rankin's target compensation was based on Company performance and, as a group, over 68% of the NEOs' target compensation was incentive-based and "at risk." (See table on page 13). In addition, the long-term awards for Messrs. Rankin and Butler and Ms. Loveman are paid in the form of restricted shares of Class A Common which, as described in more detail beginning on page 22, are generally subject to transfer restrictions for a period of ten years. The value of these restricted stock awards continues to be at risk based on future Company performance and continues to align the interests of these NEOs with those of our stockholders.
Other key features of our executive compensation program include:

What We Do	What We Do Not Do
Equity compensation awards for directors and NACCO employees generally must be held for ten years - Stock awards cannot be pledged, hedged or transferred during this time	We do not provide our NEOs with employment or severance agreements or individual change in control agreements
We provide limited change in control protections for our NEOs that (i) accelerate the time of payment of previously vested incentive and non-qualified retirement benefits and (ii) provide for pro-rata target incentive payments for the year of the change in control
We do not provide any tax gross ups except for certain relocation expenses (none were paid to the NEOs) and in two non-qualified retirement plans that were frozen in 2007
We provide a modest level of perquisites, the majority of which are paid in cash, that are determined based on market reasonableness	We do not provide our NEOs with any minimum or guaranteed bonuses
Our Compensation Committee is comprised entirely of independent directors and we use an independent compensation consultant who does not perform any other work for the Company	We do not take into account our long-term awards when determining our retirement benefits
We set our target compensation at the 50th percentile of our chosen benchmark and deliver compensation above or below this level based on performance	We do not have any active defined benefit plans for non-union employees and we only gave our NEOs credit for time worked under our frozen pension plans

Compensation Discussion and Analysis

Executive Compensation Governance
The Compensation Committee of our Board and the Compensation Committees of our subsidiary boards of directors, which we refer to collectively as the Compensation Committee, unless the context requires otherwise, establish and oversee the administration of our policies for compensating our employees, including our NEOs. Each Compensation Committee consists solely of independent directors. The Compensation Committee's responsibilities are listed on page 6.

Named Executive Officers for 2016
The NEOs for 2016 are listed below:

Name and Position	Employer
Alfred M. Rankin, Jr. (1) - Chairman, President and CEO of NACCO and Chairman of HBB, NA Coal and KC	NACCO
Elizabeth I. Loveman - Vice President, Controller and Principal Financial Officer of NACCO	NACCO
J.C. Butler, Jr. (1) - Senior Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and President and CEO of NA Coal	NACCO
Gregory H. Trepp (1) - President and CEO of HBB and CEO of KC	HBB
R. Scott Tidey - Senior Vice President North American Sales & Marketing of HBB	HBB

(1)	Although Messrs. Rankin, Butler and Trepp serve as Chairman or officers of multiple NACCO-owned companies, they were compensated solely by their designated employer.

Compensation Consultants
The Compensation Committee receives assistance and advice from the Korn Ferry Hay Group (the "Hay Group"), an internationally-recognized compensation consulting firm. The Hay Group is engaged by and reports to the Compensation Committee and also provides advice and discusses compensation issues directly with management.
The Hay Group makes recommendations regarding substantially all aspects of compensation for our directors and senior management employees, including the NEOs. For 2016, the Hay Group was engaged to make recommendations regarding:

•	Director compensation levels;

•	2016 salary midpoints, incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for senior management positions;

•	2016 salary midpoints and/or range movement for all other employee positions; and

•	mid-year Hay point levels, salary midpoints and incentive targets for all new senior management positions and/or changes to current senior management positions.
All Hay point recommendations are determined by the Hay Group through the consistent application of the Hay point methodology, which is a proprietary method that takes into account the know-how, problem solving and accountability requirements of the position.
Representatives of the Hay Group attended two of the Compensation Committee meetings in 2016 and, during one of those meetings, consulted with the Compensation Committee in executive session without management present. The Hay Group did not provide any other services to us or the Compensation Committee in 2016. The Compensation Committee considered and assessed all relevant factors including the six factors set forth in Rule 10c-1(b)(4)(i)-(vi) under the Securities Exchange Act of 1934 (the "Exchange Act") that could give rise to a potential conflict of interest with respect to the Hay Group. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by the Hay Group.
Hay Group's All Industrials Survey - Salary Midpoint
As a starting point for setting target total compensation, the Compensation Committee directed the Hay Group to use its proprietary survey of a broad group of domestic industrial organizations ranging in size from under $150 million to over $5 billion in annual revenues (the "All Industrials survey"). For 2016, participants in the All Industrials survey included 350 parent organizations and 443 independent operating units that satisfied the Hay Group's quality assurance controls and represented almost all segments of industry, including consumer products and mining.
The Compensation Committee chose this survey as its benchmark for the following reasons:

•
The Committee believes that revenue is an appropriate indicator of the size and complexity of an organization, which should be reflected in determining compensation levels. It is the Committee's view that general industrial companies of a comparable size are the relevant market for our senior executive talent.

•
As a result, the All Industrials survey provides relevant information regarding the compensation paid to employees, including senior management employees, with similar skill sets used in our industries and represents the talent pool from which we recruit.

•	The use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year.

•	Due to our holding group structure, this survey provides internal consistency in compensation among all of our subsidiaries, regardless of industry.

•	It provides a competitive framework for recruiting employees from outside our industries.
Using its proprietary Hay point methodology, the Hay Group compares positions of similar scope and complexity with the data contained in the All Industrials survey. The Compensation Committee directs the Hay Group to derive a median salary level for each Hay point level targeted at the 50th percentile of the All Industrials survey (the "salary midpoint"). The Compensation Committee sets target compensation levels at (or slightly below) the salary midpoint determined by the Hay Group because it believes that the use of salary midpoints (i) ensures our compensation program provides sufficient compensation to attract and retain talented executives and (ii) maintains internal pay equity, without overcompensating our employees.
Because salary midpoints are based on each Hay point level, all of the employees at a particular Hay point level at a particular company generally have the same salary midpoint. The salary midpoint provided by the Hay Group is then used to calculate the total target compensation of all senior management employees, including the NEOs. The Compensation Committee applies special rules when setting Mr. Rankin's salary midpoint and total target compensation - refer to note (2) on page 13.
Compensation Policy and Methodology - Total Target Compensation
The guiding principle of our compensation program is the maintenance of a strong link between an employee's compensation, individual performance and the performance of the Company or the subsidiary for which the employee has responsibility. The primary objectives of our compensation program are to:

•	attract, retain and motivate talented management;

•	reward management with competitive compensation for achievement of specific corporate and individual goals;

•	make management long-term stakeholders in the Company;

•	ensure that management's interests are closely aligned with those of our stockholders; and

•	maintain consistency in compensation among all of the Company's subsidiaries.
The Compensation Committee establishes a comprehensively defined “target total compensation” amount for each senior management employee following rigorous evaluation standards to ensure internal equity. In this process, the Compensation Committee reviews “tally sheets” for the NEOs and other senior management employees that list each employee's title, Hay points and the following information for the current year, as well as that being proposed for the subsequent year:

•	Salary midpoint, as determined by the Hay Group from the All Industrials survey.

•	Cash in lieu of perquisites (if applicable).

•
Short-term incentive target dollar amount (determined by multiplying the salary midpoint by a specified percentage of that midpoint, as determined by the Compensation Committee, with advice from the Hay Group, for each salary grade).

•	Long-term incentive target dollar amount (determined in the same manner as the short-term incentive target).

•	Target total compensation, which is the sum of the foregoing amounts.

•	Base salary.

In November 2015, the Compensation Committee reviewed the tally sheets for each of our NEOs to decide whether it should make changes to the 2016 compensation program. The Compensation Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2016.
The design of our compensation program provides employees with the opportunity to earn superior compensation for outstanding results. Base salaries are set at levels appropriate to allow our incentive plans to serve as significant motivating factors. Because our program provides significantly reduced compensation for results that do not meet the established performance targets for the year, it encourages NEOs to earn incentive pay greater than 100% of target over time by delivering outstanding managerial performance.
The Compensation Committee views the various components of compensation as related but distinct. While the Compensation Committee determines the salary midpoint based on the information provided from the All Industrials survey, it generally sets base salary levels between 80% and 120% of salary midpoint (up to 130% for Mr. Rankin). The Compensation Committee also obtains the total target incentive compensation amounts from the All Industrials survey but determines the mix of short-term and long-term incentives in its discretion, based on its decision regarding how best to motivate our employees.
The following table sets forth target total compensation for the NEOs, as recommended by the Hay Group and approved by the Compensation Committee for 2016:

Named Executive Officer	(A) Salary Midpoint ($)	(%)	(B) Cash in Lieu of Perquisites ($)(1)	(%)	(C) Short-Term Plan Target ($)	(%)	(D) Long-Term Plan Target ($)	(%)	(A)+(B)+(C)+(D) Target Total Compensation ($)
Alfred M. Rankin, Jr. (2)(3)	$648,830	20%	$28,000	1%	$648,830	20%	$1,865,386	59%	$3,191,046
Elizabeth I. Loveman (3)	$238,200	56%	$8,000	2%	$83,370	20%	$95,876	22%	$425,446
J.C. Butler, Jr. (3)	$654,700	31%	$35,000	2%	$458,290	21%	$978,777	46%	$2,126,767
Gregory H. Trepp	$654,700	33%	$34,992	2%	$458,290	23%	$851,110	42%	$1,999,092
R. Scott Tidey	$389,200	44%	$19,992	3%	$194,600	22%	$272,440	31%	$876,232

(1)
In addition to providing limited perquisites to a limited number of employees in unique circumstances, senior management employees are paid a fixed dollar amount of cash in lieu of perquisites. The dollar amounts provided to the NEOs in 2016 were approved by the Compensation Committee based on a triennial analysis performed by the Hay Group in 2014. Based on this analysis, the Compensation Committee set a defined perquisite allowance for each senior management employee, based on Hay point levels. These amounts are paid in cash ratably throughout the year. This approach satisfies our objective of providing competitive total compensation to our NEOs while recognizing that perquisites are largely just another form of compensation.

(2)
In addition to serving as the Chairman, President, and CEO of the Company, Mr. Rankin also served in 2016 as the Chairman, President, and CEO of Hyster-Yale Materials Handling, Inc. ("Hyster-Yale"). Hyster-Yale is a former subsidiary of the Company that was spun-off to our stockholders in September 2012 (the "Spin-Off"). The Compensation Committee directs the Hay Group to use the 50th percentile of the All Industrials survey to develop an appropriate salary midpoint for the position of a stand-alone Chairman, President and CEO of NACCO and its subsidiaries. The Compensation Committee then reduced this amount to reflect the fact that Mr. Rankin continued to provide services to both NACCO and Hyster-Yale in 2016. After considering several alternative reduction factors, in order to provide for compensation reflective of the value of Mr. Rankin's services to us, the Compensation Committee again applied a 30% reduction factor to the Hay-recommended 2016 salary midpoint. As a result, the Compensation Committee set Mr. Rankin's target total compensation for 2016 as follows:

2016 Mr. Rankin Target Compensation	(A) Salary Midpoint	(B) Cash in Lieu of Perquisites	(C) Short-Term Plan Target (100%)	(D) Long-Term Plan Target (287.5%)	(A)+(B)+(C)+(D) Target Total Compensation
Hay-Recommended Amounts	$926,900	$40,000	$926,900	$2,664,838	$4,558,638
Adjusted Amounts Determined by Compensation Committee (30% reduction - as reflected on above-table)	$648,830	$28,000	$648,830	$1,865,386	$3,191,046

(3)
The amounts shown include a 15% increase from the Hay-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the NACCO Long-Term Equity Plan awards. See “NACCO Long-Term Equity Plan" beginning on page 22.

Target total compensation is supplemented by health and welfare benefits and retirement benefits, which consist of both (i) qualified defined contribution plans and (ii) nonqualified defined contribution plans (the "Excess Plans"). Certain NEOs and other employees are also entitled to various frozen retirement benefits. In addition, the Compensation Committee may award discretionary cash and equity bonuses to employees, including the NEOs, although it rarely does so and did not do so for the NEOs in 2016.
Base Salary
The Compensation Committee sets an annual base salary intended to be competitive in the marketplace to recruit and retain talented senior management employees. Base salary provides employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their abilities and in accordance with our best interests. For 2016, the Compensation Committee determined the base salary for the NEOs by taking into account their individual performance for 2015 and the relationship of their 2015 base salary to the new 2016 salary midpoint for their Hay point level. In general, base salaries are set between 80% and 120% of an employee's salary midpoint (up to 130% for Mr. Rankin). The Compensation Committee also took into account other relevant information, including:

•	general inflation, salary trends and economic forecasts provided by the Hay Group;

•	general budget considerations and business forecasts provided by management; and

•	any extraordinary personal or corporate events that occurred during the prior year.
Employees with lower base salaries compared to their salary midpoint and/or superior performance have the potential for larger salary increases. Employees with higher base salaries compared to their salary midpoint and/or who have performed less effectively during the performance period have the potential for smaller or no salary increases.
The following table sets forth the salary information for each NEO for 2016:

Named Executive Officer	2016 Salary Midpoint ($)	Base Salary For 2016 and as a Percentage of Salary Midpoint ($)(%)		Change Compared to 2015 Base Salary (%)
Alfred M. Rankin, Jr. (1)	$648,830	$576,034	89%	5.0%
Elizabeth I. Loveman	$238,200	$207,379	87%	6.5%
J.C. Butler, Jr. (2)	$654,700	$552,268	84%	8.3%
Gregory H. Trepp	$654,700	$589,860	90%	4.5%
R. Scott Tidey	$389,200	$346,591	89%	3.1%

(1)	The Compensation Committee reduced Mr. Rankin's salary midpoint by 30% from the Hay-recommended amount for a stand-alone CEO of NACCO in 2016.

(2)
Mr. Butler's base salary was increased, effective July 1, 2015, when he was promoted to President and CEO of NA Coal. The percentage increase shown above is calculated based on a comparison of his base salary as of December 31, 2015 ($510,000) to the base salary he received in 2016.

Incentive Compensation
Applicable Incentive Compensation Plans. One of the principles of our compensation program is that senior management employees, including the NEOs, are compensated based on the performance of the business unit for which the employee has responsibility. Due to our holding company structure, this means that the incentive compensation of the senior management employees who are employed by NACCO is based on the aggregate performance of our subsidiaries. For 2016, the NACCO employees were compensated based solely on the performance of NA Coal and HBB. The Compensation Committee did not take the performance of KC into account when determining the incentive compensation benefits of NACCO employees for 2016. The table below identifies the incentive compensation plans in which the NEOs participated during 2016:

Named Executive Officer	Incentive Compensation Plans
Alfred M. Rankin, Jr.; Elizabeth I. Loveman and J.C. Butler, Jr.	NACCO Short-Term Plan NACCO Long-Term Equity Plan
Gregory H. Trepp and R. Scott Tidey	HBB Short-Term Plan HBB Long-Term Plan
Overview. Our incentive compensation plans are designed to align the compensation interests of the senior management employees with our short-term and long-term interests. A significant portion of the NEOs' compensation is linked directly to the attainment of specific corporate financial and operating targets. The Compensation Committee believes that a material percentage of the NEOs' compensation should be contingent on the performance of the Company and/or the subsidiary for which they are responsible. As illustrated on the target total compensation table on page 13, over 78% of Mr. Rankin's 2016 target compensation was variable or "at risk" and tied to Company performance and, as a group, over 68% of the NEOs' target compensation was performance-based. Each of the NEO's incentive compensation payouts for 2016 exceeded the sum of his or her fixed payments (base salary plus perquisite allowance) for the year.
The performance criteria and target performance levels for the incentive plans are established within the Compensation Committee's discretion, and are based upon management's recommendations as to the performance objectives of the particular business for the year. Two types of performance targets are used in the incentive compensation plans:

•
Targets Based on Annual Operating Plans. Certain performance targets are based on forecasts contained in each subsidiary's 2016 annual operating plan ("AOP"). With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria. In 2016, the Compensation Committee set most of the financial performance targets under our short-term incentive plans against the 2016 AOPs so that our employees would receive an incentive payout if they achieved AOP results in the short-term. However, the entry level and maximum payment limits under these plans were set so that employees would not be over-compensated simply for meeting AOP results.

•
Targets Based on Long-Term Goals. Other performance targets are not based on the 2016 AOPs. Rather, they are based on long-term goals established by the Compensation Committee. Because these targets are not based on the AOPs, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. The performance targets under the HBB Long-Term Plan (defined below) are examples of targets that are based on long-term corporate objectives. They are not based on targets established by management and contained in our five-year long-range business plan (although there is a correlation between them). These targets represent Company performance that the Compensation Committee believes we should deliver over the long-term, not the performance that is expected in the current year or the near term.

Design of Incentive Program: Use of ROTCE to Establish Maximum Payment Pools. Code Section 162(m) provides that we may not deduct compensation of more than $1 million that is paid to any NEO (other than Ms. Loveman as discussed on page 27) for federal income tax purposes unless that compensation is “qualified performance-based compensation.” Among other requirements, the performance-based exception to Code Section 162(m) requires that deductible compensation be paid under a plan that has been approved by our stockholders. We previously obtained stockholder approval of the following incentive plans that provide benefits to the NEOs (the "162(m) Plans"):

•	The NACCO Annual Incentive Compensation Plan (the "NACCO Short-Term Plan");

•	The NACCO Executive Long-Term Incentive Compensation Plan (the "NACCO Long-Term Equity Plan");

•	The HBB Annual Incentive Compensation Plan (the "HBB Short-Term Plan"); and

•	The HBB Long-Term Incentive Compensation Plan (the "HBB Long-Term Plan").
We are seeking approval under Code Section 162(m) for an amended and restated NACCO Long-Term Equity Plan with respect to awards granted on or after January 1, 2017. (See Proposal 2 on page 42.)
For each 162(m) Plan, we establish a payment pool based on actual results against a pre-established return on total capital employed ("ROTCE") performance target that is designed to meet the requirements of qualified performance-based compensation under Code Section 162(m). The Compensation Committee believes that use of ROTCE performance measures align the executives' interests with those of our stockholders.
A minimum ROTCE target must be met for any payment to be permitted, and any payment pool to be created, under a particular 162(m) Plan. A maximum ROTCE target establishes the maximum limit, and a maximum payment pool, for awards that can be paid to each covered employee under Code Section 162(m) under a particular 162(m) Plan for the 2016 performance period. ROTCE is calculated as follows:
Earnings Before Interest After-Tax after adjustments
divided by
Total Capital Employed after adjustments
Earnings Before Interest After-Tax is equal to the sum of interest expense, net of interest income, less 38% for taxes (23% for taxes incurred in a legal entity that is eligible to claim percentage depletion or the applicable foreign tax rate for non-US entities), plus consolidated net income from continuing operations. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash. For purposes of the NACCO Short-Term Plan and the NACCO Long-Term Equity Plan, average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next twelve months divided by thirteen. ROTCE is calculated from the Company or subsidiary financial statements using average debt, average stockholders' equity and average cash based on the sum of the balance at the beginning of the year and the balance at the end of each quarter divided by five, which is then adjusted for any non-recurring or special items.
The same ROTCE target was used under the NACCO Short-Term Plan and NACCO Long-Term Equity Plan for 2016. For this purpose, ROTCE was calculated as follows (in thousands):

2016 Net income	$29,607
Plus: 2016 Interest expense, net	6,186
Less: Income taxes on 2016 interest expense	(2,351)
Earnings Before Interest After-Tax	$33,442

2016 Average stockholders' equity (12/31/2015 and each of 2016's quarter ends)	$203,746
2016 Average debt (12/31/2015 and each of 2016's quarter ends)	151,269
Less: 2016 Average cash (12/31/2015 and each of 2016's quarter ends)	(49,478)
Total Capital Employed	$305,537

ROTCE (Before Adjustments)	10.9%

Plus: Adjustments to Earnings Before Interest After-Tax	$15,076
Plus: Adjustments to Total Capital Employed	$2,448

NACCO Adjusted Consolidated ROTCE	15.8%
Adjustments to the ROTCE calculation are for non-recurring or special items that were established by the Compensation Committee at the time the ROTCE targets were set, including eliminating from all amounts used in the calculation the after-tax expenses relating to any acquisition or disposition, whether in progress or successful. For 2016, additional ROTCE adjustments related to the after-tax impact of the following costs or expenses only if they were in excess of the amounts included in the 2016 AOPs:

•	any tangible or intangible asset impairment;

•	subsidiary restructuring/store closing costs including reduction in force and inventory liquidation charges;

•	certain subsidiary patent infringement and other litigation and settlement costs;

•	environmental expenses, asset retirement obligations, black lung liability and early lease termination expenses;

•	costs relating to valuation allowances against deferred tax assets; and

•	costs relating to changes in laws and regulations.
The Compensation Committee determined that these items were incurred in connection with improving our operations and, as a result, these items should not adversely affect incentive payments, as the actions or events were beneficial to us or were generally not within the employees' control. Similar ROTCE calculations (and adjustments) were made under the subsidiary 162(m) Plans in 2016.
For 2016, final ROTCE results under the 162(m) Plans resulted in the following maximum payment pools being available under the 162(m) Plans:

162(m) Plan	2016 Consolidated ROTCE Target for 100% Payout (1)	2016 Adjusted ROTCE Result	2016 Maximum Permitted Payment (% of Target Award)
NACCO Short-Term Plan	3.5%	15.8%	150.0%
NACCO Long-Term Equity Plan (2)	3.5%	15.8%	350.0%
HBB Short-Term Plan	8.0%	31.6%	150.0%
HBB Long-Term Plan	8.0%	31.6%	150.0%

(1)
The 2016 ROTCE targets that were used in the 162(m) Plans are based on NACCO's consolidated ROTCE for the NACCO incentive plans and HBB's consolidated ROTCE for the HBB incentive plans. The NACCO and HBB 2016 ROTCE targets were unchanged from those in effect in 2015.

(2)
The general rule is that the cash-denominated awards under the NACCO Long-Term Equity Plan for 2016 may not exceed 350% of the target award levels. However, since the awards payable under the NACCO Long-Term Equity Plan are based on the sum of the payout percentages under the HBB Long-Term Plan and The NA Coal Long-Term Incentive Compensation Plan (the "NA Coal Long-Term Plan"), if the awards under both such plans achieve the maximum payout results due to extraordinary company results, then the maximum payment permitted under the NACCO Long-Term Equity Plan for each participant is the amount specified in the plan document, which is the greater of $12 million or the fair market value of 500,000 Class A Common shares.

The Compensation Committee then exercises “negative discretion” under the 162(m) Plans by considering the results of underlying financial and operating performance measures for each applicable subsidiary to determine the final incentive compensation payment for each participant. These underlying financial and operating performance measures are listed in the incentive compensation tables beginning on page 18 and reflect the achievement of specified business goals for 2016 (for those targets that are based on the AOPs) or for future years (for those targets that are based on long-term goals). See “Deductibility of Executive Compensation” on page 27 for additional information about our philosophy on structuring our incentive compensation plans for tax purposes.
Incentive Compensation Tables. When reviewing the incentive compensation tables beginning on page 18, the following factors should be considered:

•
The applicable incentive compensation plan, performance objectives and targets and payout percentages are different for each NEO, depending on his or her employer. The Compensation Committee considered the factors described under “Incentive Compensation - Overview" beginning on page 15 to set the underlying performance criteria and target performance levels for the 2016 incentive compensation awards. The particular performance criteria for 2016 were chosen because they were believed to have a positive correlation with long-term stockholder returns.

•
In calculating the final performance results, adjustments were made for various items incurred in connection with improving our operations, consistent with the adjustments listed for the ROTCE calculation above.

•
Achievement percentages are based on the formulas contained in underlying performance guidelines adopted annually by the Compensation Committee for each incentive plan. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target.

•
Target awards for each executive are equal to a specified percentage of the executive's 2016 salary midpoint, based on the number of Hay points assigned to the position and the appropriate level of incentive compensation targets recommended by the Hay Group and adopted by the Compensation Committee at that level. The Compensation Committee then increases the target awards under the NACCO Long-Term Equity Plan by 15% to account for the immediately taxable nature of the award.

•
The plans have a one-year performance period. However, the Compensation Committee suspended the KC long-term plan for 2016 and did not take KC performance results into account when determining the incentive compensation benefits of the NACCO employees for 2016.

•	Final awards are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the Compensation Committee.

•
The Compensation Committee, in its discretion, may decrease or eliminate awards. The Compensation Committee, in its discretion, may also increase awards and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so and, in the case of the NEOs, is prohibited from doing so under the 162(m) Plans.

•
Short-term plan awards are paid annually in cash. Except for earlier payments in the case of retirement, death, disability and other limited circumstances, HBB Long-Term Plan awards are paid in cash after a three-year holding period. NACCO Long-Term Equity Plan awards are paid annually in a combination of cash and restricted shares of Class A Common. The restricted shares are generally subject to a ten-year holding period.

•	All NEO incentive awards are fully vested when granted.

•	Due to their deferred nature, the awards and payments under the HBB Long-Term Plan are also described in the Nonqualified Deferred Compensation Table on page 35.
Short-Term Incentive Compensation
Depending on the NEO's position, the short-term plans were designed to provide target short-term incentive compensation between 35% and 100% of their 2016 salary midpoint. The following table shows the short-term target awards and payouts approved by the Compensation Committee for each NEO for 2016:

Named Executive Officer and Short-Term Plan	(A) 2016 Salary Midpoint ($)	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A)x(B) Short-Term Plan Target ($)	(D) Short-Term Plan Payout as % of Target (%) (1)	(E) = (C) x (D) Short-Term Plan Payout ($)
Alfred M. Rankin, Jr. (NACCO Short-Term Plan)	$648,830	100%	$648,830	118.5%	$768,864
Elizabeth I. Loveman (NACCO Short-Term Plan)	$238,200	35%	$83,370	118.5%	$98,793
J.C. Butler, Jr. (NACCO Short-Term Plan)	$654,700	70%	$458,290	120.6%	$552,698
Gregory H. Trepp (HBB Short-Term Plan)	$654,700	70%	$458,290	115.7%	$530,242
R. Scott Tidey (HBB Short-Term Plan)	$389,200	50%	$194,600	115.7%	$225,152

(1)	Refer to the tables below for detailed calculations of the 2016 payout percentages for each short-term plan.
The following tables show the performance criteria established by the Compensation Committee for 2016 under the Company's short-term incentive plans to determine final incentive compensation payments for the NEOs.

HBB Short-Term Plan for Messrs. Trepp and Tidey:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Net Income	20%	$23,202,041	$27,826,177	150.0%	30.0%
HBB Adjusted Net Sales	40%	$628,102,916	$610,044,473	72.9%	29.2%
HBB Adjusted ROTCE	20%	21.6%	32.6%	150.0%	30.0%
HBB Adjusted Operating Profit Margin	20%	6.3%	7.4%	132.4%	26.5%
Final Payout Percentage - HBB					115.7%	(1)

(1)
An additional performance target continued to apply to the HBB Short-Term Plan for 2016. Unless HBB's Adjusted Operating Profit Margin exceeded 4% for the year, the final payout percentage under the plan would be reduced by up to 40% from the amount otherwise determined under the formula shown above. This target acts as an additional control which was designed to reflect the Compensation Committee's view that full incentive compensation payments should not be paid if HBB does not meet a minimum Operating Profit Margin threshold for the year. Because HBB's Adjusted Operating Profit Margin exceeded 4% in 2016, no reduction occurred.

NACCO Short-Term Plan. For 2016, incentive compensation under the NACCO Short-Term Plan was based on performance against specific business objectives of HBB and NA Coal for the year, as identified in each subsidiary's short-term plan. As reflected in the tables below, those amounts were allocated differently for Mr. Rankin and Ms. Loveman than for Mr. Butler, because Mr. Butler spends a greater portion of his time performing services for NA Coal than our other subsidiaries.
NACCO Short-Term Plan for Mr. Rankin and Ms. Loveman:

Performance Criteria	Initial Weighting at Subsidiary Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Net Income (1)	20%	50%	10.00%	$23,202,041	$27,826,177	150.0%	15.0%
HBB Adjusted ROTCE (1)	20%	50%	10.00%	21.6%	32.6%	150.0%	15.0%
HBB Adjusted Operating Profit Margin (1)	20%	50%	10.00%	6.3%	7.4%	132.4%	13.2%
HBB Adjusted Net Sales (1)	40%	50%	20.00%	$628,102,916	$610,044,473	72.9%	14.6%
HBB Total							57.8%
NA Coal Adjusted Operating Profit Dollars	50.0%	50%	25.00%	$24,745,354	$29,221,587	136.2%	34.1%
NA Coal Project Focus List (2)	27.5%	50%	13.80%	—	—	101.7%	14.0%
NA Coal Centennial Cash Flow (3)	7.5%	50%	3.80%	—	—	133.7%	5.1%
NA Coal Centennial Wind Down (4)	7.5%	50%	3.70%	—	—	65.8%	2.4%
NA Coal Adjusted MLMC ROTCE (5)	7.5%	50%	3.70%	—	—	137.5%	5.1%
NA Coal Total							60.7%
Final Payout Percentage - Mr. Rankin and Ms. Loveman							118.5%

(1)	Refer to the HBB Short-Term Plan table above for a description of these performance factors.

(2)
The NACCO Short-Term Plan tables do not disclose the NA Coal Project Focus List targets or results due to their competitively sensitive nature. They are highly specific, task-oriented goals. Among other things, they identify specific future projects, customers and contracts. During 2016, the following factors influenced the Compensation Committee's rating of NA Coal's performance on the Project Focus List performance factor: NA Coal completed a comprehensive review and update of the life-of-mine plan for Mississippi Lignite Mining Company ("MLMC"), a subsidiary of NA Coal, which resulted in reductions in projected future operating costs and deferral and reductions in projected future capital costs. NA Coal advanced work on several key strategic growth initiatives. NA Coal assisted and supported Navajo Transitional Energy Company ("NTEC") in activities required for the completion of NTEC's purchase of the Navajo Mine and completed activities to allow NA Coal's subsidiary, Bisti Fuels, to take over operation of the Navajo Mine on January 1, 2017. Coyote Creek completed significant work that led to the successful startup of the mine and contractually required initial deliveries in mid-2016. Liberty Fuels continued to support its customer by refining processes related to supplemental coal processing systems, temporarily assigning employees to meet customer needs and supporting customer startup and testing activities at the customer's facility. The Compensation Committee believed that NA Coal could meet certain targets outlined in the 2016 Project Focus List, since they were designed to be reasonably achievable with strong management performance.

(3)
Centennial Natural Resources, LLC ("Centennial") is a subsidiary of NA Coal. The Compensation Committee believes that Centennial Cash Flow is a useful measure of performance because it measures the extent to which management is able to generate cash to cover Centennial cash requirements.  Centennial Cash Flow does not have any standardized meaning prescribed by Generally Accepted Accounting Principles ("GAAP") and therefore may not be comparable to similar measures used by other companies. We defined this performance factor as earnings before interest, taxes, depreciation and amortization, excluding non-cash adjustments including stockpile inventory variation, tangible or intangible asset impairment charges and changes to the asset retirement obligation ("ARO") due to changes in assumptions and accretion plus proceeds from the sale or other disposition of any Centennial related assets or supply inventory under the care and custody of Centennial, less capital expenditures, gain/loss on the sale of any Centennial related assets or supply inventory under the care and custody of Centennial, reclamation spending for asset retirement obligations and advance royalty payments.  We do not disclose the Centennial Cash Flow targets or results due to their competitively sensitive nature. For 2016, the Compensation Committee believed NA Coal could meet this target, since it was designed to be reasonably achievable with strong management performance.

(4)
Centennial ceased operations at year-end 2015. The Compensation Committee believes that Centennial Wind Down is a useful measure of performance because it measures the extent to which management is able to take actions which reduce future liabilities or period costs related to Centennial. Centennial Wind Down does not have any standardized meaning prescribed by GAAP. We defined this performance factor as the before-tax net present value of all related cash flows (including, but not limited to, NA Coal Royalty Company) of any transactions with third parties completed by December 31, 2016 that reduce Centennial's ARO or relieve Centennial of future expenses included as period costs in the mine plan. The impact of transactions taken into account under the Centennial Wind Down performance factor were excluded from the Centennial Cash Flow performance factor. We do not disclose the Centennial Wind Down targets or results due to their competitively sensitive nature. For 2016, the Compensation Committee believed NA Coal could meet this target, since it was designed to be reasonably achievable with strong management performance.

(5)
We do not disclose the MLMC ROTCE target or result due to its competitively sensitive nature. For 2016, the Compensation Committee believed NA Coal could meet this target, since it was designed to be reasonably achievable with strong management performance.

NACCO Short-Term Plan for Mr. Butler:

Performance Criteria	Initial Weighting at Subsidiary Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Net Income	20%	15%	3.00%	$23,202,041	$27,826,177	150.0%	4.5%
HBB Adjusted ROTCE	20%	15%	3.00%	21.6%	32.6%	150.0%	4.5%
HBB Adjusted Operating Profit Margin	20%	15%	3.00%	6.3%	7.4%	132.4%	4.0%
HBB Adjusted Net Sales	40%	15%	6.00%	$628,102,916	$610,044,473	72.9%	4.4%
HBB Total							17.4%
NA Coal Adjusted Operating Profit Dollars	50.0%	85%	42.50%	$24,745,354	$29,221,587	136.2%	57.9%
NA Coal Project Focus List	27.5%	85%	23.40%	—	—	101.7%	23.8%
NA Coal Centennial Cash Flow	7.5%	85%	6.40%	—	—	133.7%	8.6%
NA Coal Centennial Wind Down	7.5%	85%	6.30%	—	—	65.8%	4.1%
NA Coal Adjusted MLMC ROTCE	7.5%	85%	6.40%	—	—	137.5%	8.8%
NA Coal Total							103.2%
Final Payout Percentage - Mr. Butler							120.6%

Long-Term Incentive Compensation
In General. The purpose of our long-term incentive compensation plans is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our businesses. Our long-term incentive plans require long-term commitment on the part of our senior management employees, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period which encourages our executives to focus on our long-term profitability and which strengthens the tie between stockholders' and the NEOs' long-term interests.
Those individual NEOs who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. In general, the Compensation Committee does not consider an NEO's long-term incentive award for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services. The Compensation Committee only grants equity-based compensation to certain senior executives at NACCO headquarters.
Depending on the NEO's position, the long-term plans were designed to provide target long-term incentive compensation between 35% and 250% of their 2016 salary midpoint (increased by 15% for participants in the NACCO Long-Term Equity Plan as described below). The table below shows the long-term target awards and payouts approved by the Compensation Committee for each NEO for 2016:

Named Executive Officer and Long-Term Plan	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a % of Salary Midpoint ($)(1)	(C)= (A)x(B) Long-Term Plan Target ($)	(D) Long-Term Plan Payout as a% of Target(%)(2)	(E)=(C)x(D) Cash-Denominated Long-Term Plan Payout ($)(3)(4)	(F) Fair Market Value of Long-Term Plan Payout ($)(3)(4)
Alfred M. Rankin, Jr. (NACCO Long-Term Equity Plan)	$648,830	287.5%	$1,865,386	152.1%	$2,837,252	$3,435,782
Elizabeth I. Loveman (NACCO Long-Term Equity Plan)	$238,200	40.25%	$95,876	152.1%	$145,827	$176,589
J.C. Butler, Jr. (NACCO Long-Term Equity Plan)	$654,700	149.5%	$978,777	182.7%	$1,788,225	$2,165,457
Gregory H. Trepp (HBB Long-Term Plan)	$654,700	130%	$851,110	108.5%	$923,454	N/A
R. Scott Tidey (HBB Long-Term Plan)	$389,200	70%	$272,440	108.5%	$295,597	N/A

(1)
The target percentages for participants in the NACCO Long-Term Equity Plan include a 15% increase from the Hay-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the NACCO Long-Term Equity Plan awards. See "NACCO Long-Term Equity Plan" beginning on page 22.

(2)	Refer to the tables below for detailed calculations of the 2016 payout percentages for each long-term plan.

(3)
Awards under the HBB Long-Term Plan are calculated and paid in dollars. There is no difference between the amount of the cash-denominated awards and the fair market value of the awards under that plan.

(4)
Awards under the NACCO Long-Term Equity Plan are initially denominated in dollars. The amounts shown in columns (C) and (E) reflect the dollar-denominated target and actual awards. This is the amount that is used by the Compensation Committee when analyzing the total compensation of the NEOs who receive equity compensation. The dollar-denominated awards are then paid to the participants in a combination of cash (approximately 35%) and restricted shares of Class A Common (approximately 65%). The amount shown in column (F) is the sum of (i) the cash distributed and (ii) the grant date fair value of the stock that was distributed for the 2016 NACCO Long-Term Equity Plan awards. This amount is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). See Note (2) to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for more information regarding the accounting treatment of our equity awards. This is the same amount that is disclosed in the Summary Compensation Table on page 30. The shares were valued on the date on which the NACCO Long-Term Equity Plan awards were approved by the Compensation Committee. The difference in the amounts disclosed in columns (E) and

(F) is due to the fact that the value shown in Column (E) was calculated using the formula share price of $52.603 (explained below), while the grant date fair value in Column (F) was calculated using $69.675, which is the average of the high and low share price on the date the shares were granted. As permitted under the NACCO Long-Term Equity Plan, at the time the stock awards were issued, Messrs. Rankin and Butler and Ms. Loveman surrendered a portion of their shares to the Company to pay for additional tax withholding obligations associated with the award as described in further detail in the Stock Vested table on page 33.
The terms of, and 2016 payout calculations for, each long-term plan are described below.
HBB Long-Term Plan for Messrs. Trepp and Tidey. HBB Long-Term Plan awards are subject to the following rules:

•	The grant date of the award is the January 1st following the end of the award year. All awards are fully vested when granted.

•
Awards approved by the Compensation Committee are credited to separate sub-accounts established for each participant for each award year. The sub-accounts are credited with 2% interest during the year. After year-end, while a participant remains actively employed, additional interest is credited based on a formula that takes into account the final payout percentage under the HBB Long-Term Plan for the year, with a maximum of 14%.

•	Each sub-account is paid at the earliest of death, disability, retirement, change in control or on the third anniversary of the grant date of the award.
The following table shows the information for awards granted to NEOs under the HBB Long-Term Plan for 2016:

Performance Criteria	(A) Weighting	Performance Target(1)	Performance Result(1)	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Long-Term Net Sales	50%	—	—	116.9%	58.5%
HBB Adjusted Long-Term Operating Profit Margin	50%	—	—	100.0%	50.0%
Final Payout Percentage - HBB					108.5%	(2)

(1)
The Compensation Committee only uses two financial metrics under the HBB Long-Term Plan - net sales and operating profit margin. The use of these metrics reflects our focus on increasing profitability at HBB over the long-term. We do not disclose the long-term HBB net sales or operating profit margin targets or results because they would reveal competitively sensitive long-term financial information, as well as our long-range business plans, to our competitors. The Compensation Committee believed HBB could meet the 2016 long-term sales target but did not believe that HBB could meet the 2016 long-term operating profit margin target.

(2)
The additional Adjusted Operating Profit Margin performance target described in footnote (1) to the HBB Short-Term Plan table on page 19 also applied to the HBB Long-Term Plan in 2016. As stated therein, because HBB's Adjusted Operating Profit Margin exceeded that threshold, HBB Long-Term Plan payouts were not reduced for 2016.

NACCO Long-Term Equity Plan. Target awards under the NACCO Long-Term Equity Plan are initially expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the executive's position and the long-term incentive compensation targets for that Hay point level recommended by the Hay Group and adopted by the Compensation Committee. The Compensation Committee then increases these amounts by 15% to account for the immediately taxable nature of the equity awards.

Approximately 65% of the awards is distributed in shares of restricted stock and the remaining 35% is distributed in cash to approximate initially the income tax withholding obligation for the stock. The actual number of shares of stock issued is determined by taking the dollar value of the stock component of the award and dividing it by a formula share price. For this purpose, the formula share price is calculated as the lesser of:

•
The average closing price of our Class A Common stock on the NYSE at the end of each week during the prior calendar year (2015) (or such other previous calendar year as determined by the Compensation Committee no later than the 90th day of the performance period) - which was $52.603; or

•	The average closing price of our Class A Common stock on the NYSE at the end of each week during the 2016 performance period - which was $63.232.

Participants have all of the rights of a stockholder, including the right to vote and receive dividends upon receipt of the shares. The full amount of the award, including the fair market value of the restricted shares on the date of grant, is fully taxable to the participant. However, the award shares are subject to transfer restrictions for a period of ten years from the last day of the performance period. The transfer restrictions lapse earlier in the event of (i) the participant's death or permanent disability; or (ii) five years (or earlier with the approval of the Compensation Committee) from the date of retirement. The Compensation Committee has the right to release the restrictions at an earlier date, but rarely does so except in the case of the release of a limited number of shares for the payment of educational and medical expenses or home purchases, as permitted under the terms of the plan. No early release requests were requested by or granted to the NEOs in 2016.
Any gain participants realize in the long-run from awards that are issued under the NACCO Long-Term Equity Plan depends on what management does to drive the financial performance of the Company and increase the stock price. This is because the restricted shares of Class A Common that are awarded under the NACCO Long-Term Equity Plan generally may not be transferred for ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the award is enhanced as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the executives with an incentive over the ten-year period to increase the value of the Company, which is expected to lead to long-term return to stockholders. The Compensation Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is also in the Company's best interests.
As a result of the annual equity grants under the NACCO Long-Term Equity Plan and the corresponding transfer restrictions, the number of shares of stock that an executive holds generally increases each year. Consequently, NACCO executives will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of our NEOs with those of other stockholders.
For 2016, the incentive compensation under the NACCO Long-Term Equity Plan was based on performance against specific business objectives of HBB and NA Coal for the year, as identified in each subsidiary's long-term plan. As reflected in the tables below, those amounts were allocated differently for Mr. Rankin and Ms. Loveman than for Mr. Butler, because Mr. Butler spends a greater portion of his time performing services for NA Coal than our other subsidiaries.
NACCO Long-Term Equity Plan for Mr. Rankin and Ms. Loveman:

Performance Criteria	(A) Initial Weighting Subsidiary Level	(B) Weighting	(C) = (A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(E) = (C) x (D) Payout Percentage
HBB Adjusted Long-Term Operating Profit Margin (1)	50%	50%	25.0%	—	—	100.0%	25.0%
HBB Adjusted Long-Term Net Sales (1)	50%	50%	25.0%	—	—	116.9%	29.2%
HBB Total							54.2%
NA Coal Adjusted Operating Profit Dollars (1)	70.0%	50%	35.0%	$24,745,354	$29,221,587	136.2%	47.7%
NA Coal Centennial Cash Flow (1)	7.5%	50%	3.8%	—	—	133.7%	5.1%
NA Coal Centennial Wind Down (1)	7.5%	50%	3.7%	—	—	65.8%	2.4%
NA Coal MLMC Adjusted ROTCE (1)	15.0%	50%	7.5%	—	—	137.5%	10.3%
NA Coal Regular LTIP Award							65.5%
NA Coal Special Project Award (2)	100%	50%	50.0%	—	—	64.8%	32.4%
NA Coal Total							97.9%
Final Payout Percentage - Mr. Rankin and Ms. Loveman							152.1%

(1)	Refer to the HBB Short-Term Plan table and the NACCO Short-Term Plan table beginning on page 19 for a description of these performance factors.

(2)
The NA Coal "Special Project Award" (if any) is calculated based on the present value of a new or extended project (determined based on the forecasted net income and cost of capital over the life of the project (which could be 40 years) based on the contract terms, including a present value calculation over the life of the contract) against a pre-

determined target established by the Compensation Committee for the award year. The annual payout percentage for the Special Project Award ranges from 0% to 200%. This table does not include the Special Project Award targets or results due to the competitively sensitive nature of that information. During 2016, the following publicly known new projects influenced the Compensation Committee's rating of NA Coal's performance on the Special Project Award: NA Coal, through specially formed subsidiaries, entered into a new multi-year contract to provide dragline mining services for a new customer at the customer's quarries located in central Florida and, through its North American Mining division, amended and extended an existing contract with a current customer to add five additional years to this contract and expand the number of quarries where it provides dragline mining services. The Compensation Committee did not expect NA Coal to meet the Special Project Award performance target for 2016 due to the depressed outlook for the mining industry in recent years.
NACCO Long-Term Equity Plan for Mr. Butler:

Performance Criteria	(A) Initial Weighting Subsidiary Level	(B) Weighting	(C) = (A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(E) = (C) x (D) Payout Percentage
HBB Adjusted Long-Term Operating Profit Margin	50%	15%	7.50%	—	—	100.0%	7.5%
HBB Adjusted Long-Term Net Sales	50%	15%	7.50%	—	—	116.9%	8.8%
HBB Total							16.3%
NA Coal Adjusted Operating Profit Dollars	70.0%	85%	59.50%	$24,745,354	$29,221,587	136.2%	81.0%
NA Coal Centennial Cash Flow	7.5%	85%	6.40%	—	—	133.7%	8.6%
NA Coal Centennial Wind Down	7.5%	85%	6.30%	—	—	65.8%	4.1%
NA Coal MLMC Adjusted ROTCE	15.0%	85%	12.80%	—	—	137.5%	17.6%
NA Coal Regular LTIP Award							111.3%
NA Coal Special Project Award	100%	85%	85.00%	—	—	64.8%	55.1%
NA Coal Total							166.4%
Final Payout Percentage - Mr. Butler							182.7%

Other Compensation of Named Executive Officers
Discretionary Restricted Stock Awards. The Company also maintains the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (the "Supplemental Equity Plan"), which gives the Compensation Committee the flexibility to provide additional discretionary equity compensation. The Compensation Committee did not grant any awards under this plan for services performed in 2016.

Discretionary Cash Bonuses. The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to employees, including the NEOs, in addition to the incentive compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our incentive plans. No discretionary cash bonuses were awarded to the NEOs for 2016 performance.
Retirement Plans. The material terms of our retirement plans are described below and in the Pension Benefits Table and the Nonqualified Deferred Compensation Table. The Company no longer provides any defined benefit pensions to any employees, including the NEOs.
We provide the NEOs and our other full-time employees with defined contribution retirement benefits. Employer contributions are designed to provide employees with competitive retirement income. The Compensation Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
With the exception of Mr. Rankin's retirement benefits, the NEOs and other senior management employees receive the same retirement benefits as all other employees who are employed by the same company. However, the benefits that are provided to the NEOs and other executive officers are provided under a combination of qualified and Excess Plans, while the benefits that are provided to other employees are provided only under qualified plans. The Excess Plans provide retirement benefits that would have been provided under the qualified plans, but that cannot be provided due to various Internal Revenue Service limits and non-discrimination requirements.
Our active retirement plans contain the following three types of benefits: (i) employee deferrals; (ii) matching (or substitute matching) benefits or "safe harbor" employer contributions; and (iii) profit sharing benefits. The compensation that is taken into account under the plans generally includes base salary and short-term incentive payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. However, short-term incentive payments are excluded under the HBB plans, except for purposes of calculating profit sharing benefits.
Under the plans, eligible employees other than Mr. Rankin may elect to defer up to 25% of compensation. Mr. Rankin no longer defers any compensation under the retirement plans. The NEOs received employer matching contributions under the following formulas for 2016:

•	Mr. Rankin: 5% of compensation, regardless of amount contributed.

•	Mr. Butler and Ms. Loveman: a 100% match on the first 5% of employee contributions.

•	Messrs. Trepp and Tidey: 3% employer safe-harbor contribution, regardless of amount contributed.
Eligible employees also receive a profit sharing contribution equal to a specified percentage of compensation. Mr. Rankin's formula and the HBB formula also take into account the employee's age and company performance for the year. If the Company performs well, the amount of the profit sharing contribution increases. As applied to the NEOs in 2016, the range of profit sharing contributions under each applicable formula were:

•	Mr. Rankin: between 7.00% and 16.35% of all eligible compensation and 5.7% of eligible compensation in excess of the Social Security Wage Base for the year.

•	Mr. Butler and Ms. Loveman: 6.0% of all eligible compensation and 5.7% of eligible compensation in excess of the Social Security Wage Base for the year.

•	Messrs. Trepp and Tidey: between 4.40% and 9.00% of all eligible compensation and 5.7% of eligible compensation in excess of the Social Security Wage Base for the year.
The NEOs are each 100% vested in their retirement benefits. Benefits under the qualified plans are payable at any time following a termination of employment. Participants have the right to invest their qualified plan account balances among various investment options that are offered by the plans' trustee. Participants can elect various forms of payment including lump sum distributions and installments.
Under the Excess Plans:

•
participants' account balances, other than excess profit sharing benefits, are credited with interest during the year based on the rate of return of the Vanguard RST fixed income fund, which is one of the investment funds under the qualified plans (14% maximum); however, no interest is credited on excess profit sharing benefits;

•
the amounts credited under the Excess Plans each year are paid prior to March 15th of the following year to avoid regulatory complexities and eliminate the risk of non-payment to the executives based on the unfunded nature of the Excess Plans; and

•
the amounts credited under the Excess Plans (other than the portion of the employee deferrals that are in excess of the amount needed to obtain a full employer matching contribution) are increased by 15% to reflect the immediately taxable nature of the payments.

Mr. Rankin is also eligible for benefits under The NACCO Industries, Inc. Unfunded Benefit Plan (the "Frozen NACCO Unfunded Plan") and the Retirement Benefit Plan for Alfred M. Rankin, Jr. (the "Frozen CEO Plan") (collectively, the "Frozen Retirement Plans"), deferred compensation plans that were frozen in 2007. Mr. Rankin's accounts under the Frozen Retirement Plans are subject to the following rules:

•
The frozen accounts are credited with interest at the rate of 2% during the year. After year-end, certain sub-accounts are credited with interest under a ROTCE-based formula, with a maximum of 14%. The amount of the annual interest credits, increased by 15% to reflect the immediately taxable nature of the payments, is paid before March 15th of the following year.

•
The frozen accounts (including unpaid interest for the year of payment, if any) will be paid at the earlier of termination of employment (subject to a six-month delay if required under Section 409A of the Internal Revenue Code) or a change in control.

•
When the frozen accounts are paid, a determination will be made whether the highest incremental personal income tax rates and applicable employment tax rates in the year of payment exceed the rates that were in effect in 2008 when all other participants received their nonqualified plan payments. In the event the rates have increased, an additional tax gross-up payment will be paid to Mr. Rankin. The Compensation Committee determined that we and not Mr. Rankin should bear the risk of a tax increase after 2008 because he would have received payment of his frozen accounts in 2008 were it not for the adverse cash flow and income tax impact on us. No other tax gross-ups (such as gross-ups for excise taxes) will be paid.

Other Benefits. All salaried U.S. employees, including the NEOs, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.
Perquisites and Other Personal Benefits. Although we provide limited perquisites and other personal benefits to certain executives, we do not believe these perquisites and other personal benefits constitute a material component of the executive officer's compensation package. The modest amount of cash paid to the NEOs in lieu of perquisites in 2016 is separately disclosed in the table on page 13 and the limited non-cash perquisites are disclosed in note (5) to the Summary Compensation Table on page 30.
No Individual Employment or Severance Agreements. None of the NEOs has an employment agreement that provides for a fixed period of employment, fixed positions or duties, or for a fixed base salary or actual or target incentive bonus.
Upon an NEO's termination of employment with us for any reason, the NEOs (and all other employees) are entitled to:

•	amounts earned during their term of employment, including earned but unpaid salary and accrued but unused vacation and holiday pay; and

•	benefits that are provided under the retirement plans, incentive plans, Excess Plans and Frozen Retirement Plans that are further described in this Proxy Statement.
There are no individual severance contracts with any of the NEOs. Upon termination of employment in certain circumstances and in accordance with the terms of the plans, the NEOs are only entitled to severance pay and continuation of certain health benefits provided under broad-based severance pay plans that are generally available to all salaried employees that provide benefits for a stated period of time based on length of service, with various maximum time periods. The Compensation Committee will consider the facts and circumstances of an NEO's separation to determine whether any material severance payment that is in excess of the amount the NEO is otherwise entitled to receive under the broad-based severance plans is appropriate.
Limited Change in Control Benefits for All Employees. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believes that it is appropriate to provide limited change in control protections to our employees. Our NEOs have the same protections as other senior management employees. In the event of a change in control, we provide for:

•	the payment of accrued benefits under our retirement plans;

•	the payment of vested awards for prior years under the subsidiary long-term plans that have been earned but not yet paid;

•	the vesting and payment of the Special Project Awards under the NA Coal Long-Term Plan; and

•	the payment of a pro-rata target award under the current year's incentive plans.
The Compensation Committee believes that:

•	These change in control payment provisions are appropriate to assure payment to the executives due to the unfunded nature of the benefits provided under these plans.

•
The skills, experience and services of our key management employees are a strong factor in our success and the occurrence of a change in control transaction would create uncertainty for these employees.

•
Some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs and our limited change in control payment triggers are designed to encourage key management employees to remain employed during and after a change in control.

Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the change in control payments will be “grossed up” for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.
For a further discussion of the potential payments that may be made to the NEOs in connection with a change in control, see "Potential Payments Upon Termination/Change in Control" beginning on page 33.
Tax and Accounting Implications
Deductibility of Executive Compensation. As part of its role, the Compensation Committee considers the deductibility of executive compensation under Code Section 162(m), which provides that, subject to certain exceptions, we may not deduct compensation of more than $1 million that is paid to any NEO (other than Ms. Loveman who, solely in the role as principal financial officer, is not subject to the restrictions of Code Section 162(m)). For 2016, the NACCO Long-Term Equity Plan, the NACCO Short-Term Plan, the NA Coal Long-Term Plan, the NA Coal short-term incentive compensation plan, the HBB Long-Term Plan and the HBB Short-Term Plan were used so that, together with steps taken by the Compensation Committee in the administration of the plans, payouts on most awards made under the plans should not count towards the $1 million cap that Code Section 162(m) imposes for purposes of federal income tax deductibility.
While the Compensation Committee intends generally for payments under certain of our incentive plans to meet the criteria for federal income tax deductibility under Code Section 162(m), such deductibility is not guaranteed and is only one of the factors considered in setting compensation. The Compensation Committee maintains the flexibility to compensate executive officers based on an overall determination of what it believes is in the best interests of the Company and its stockholders, even if all or a portion of the compensation is determined not to be deductible under applicable law.
Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the NACCO Long-Term Equity Plan for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See note (2) to the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
Assessment of Risks in our Compensation Program. As part of its oversight, the Compensation Committee considers the impact of the Company's compensation program on the Company's risk profile. The Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management, with the assistance of outside legal counsel, reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy provides an effective balance of base salary and incentive compensation; short-term and long-term performance measures; financial and, in the case of NA Coal, non-financial, performance measures and allows for the use of Compensation Committee discretion. Further, the Company has policies to mitigate compensation-related risk including lengthy holding periods for long-term equity awards; stated payment caps; insider-trading prohibitions and independent Compensation Committee oversight. The Compensation Committee agreed with the findings of management's assessment for 2016 that (1) our compensation programs are effectively designed to help mitigate conduct that is inconsistent with building long-term value of the Company and (2) the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, the Company does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted under the NACCO Long-Term Equity Plan generally must be held for a period of ten years, which can result in the executive officers of NACCO being required to hold a significant accumulation of Class A Common during their careers.
Role of Executive Officers in Compensation Decisions. Our management, in particular the CEO of the Company and the CEO of each subsidiary, reviews our goals and objectives relevant to the compensation of our executive officers. Mr. Rankin annually reviews the performance of each executive officer (other than his performance which is reviewed by the

Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and incentive compensation award amounts, to the Compensation Committee. In addition to the CEO recommendations, the Compensation Committee considers recommendations made by the Hay Group, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The Compensation Committee may exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each NEO, and any additional discretionary payments.
Executive Compensation Program for 2017 and Impact of "Say on Pay" Stockholder Vote
When setting executive compensation for 2017, the Compensation Committee took into account the results of the stockholder advisory vote on executive compensation that occurred at our 2014 annual meeting of stockholders. At that meeting, we again received strong support for our compensation program, with over 99% of the votes cast approving our advisory vote on executive compensation. This advisory vote is currently conducted every three years but may be conducted every year going forward, subject to the discretion of the Board in response to the outcome of Proposal 5. Assuming stockholders choose an annual say on pay frequency in connection with Proposal 5, the next advisory vote is expected to occur at our 2018 annual meeting, subject to the discretion of the Board. The Compensation Committee believes that this overwhelming support reinforces the philosophy and objectives of our executive compensation program and applied the same principles in determining the amounts and types of executive compensation for 2017. Our executive compensation program for 2017 is structured in a manner similar to the 2014 through 2016 programs.
Principal changes for 2017 include (1) modifications to salary midpoints and base salaries in view of internal considerations as well as marketplace practice as reflected in analyses, general survey data relating to salary trends and the recommendations of the Hay Group based on an updated All Industrials survey and (2) changes to certain performance measures, weightings and/or targets for the incentive compensation plans based on management recommendations as to the performance objectives of the particular business for 2017 or to better incentivize certain groups of participants.
The following additional changes have been made to our compensation program for 2017:

•	Suspension of KC Long-Term Plan for 2017. The Compensation Committee again suspended the KC long-term incentive compensation plan for the 2017 calendar year.

•
Increases to Certain Incentive Compensation Target Percentages. The Compensation Committee directs the Hay Group to evaluate and recommend changes to the incentive compensation target percentages of our NEOs and other management employees on a triennial basis to ensure that our incentive compensation program remains competitive in the market place. Based on a review conducted in 2016, the incentive compensation targets of approximately 70 senior management employees were increased effective January 1, 2017. The increases for the NEOs are shown on the table below:

Named Executive Officer	2016 Long Term Plan Target %	2017 Long Term Plan Target %
J.C. Butler, Jr.	149.5%	172.5%
Gregory H. Trepp	130%	150%

•
NACCO Long-Term Equity Plan.    The NACCO Long-Term Equity Plan was amended and restated, effective March 1, 2017 (subject to stockholder approval) to, among other things, (i) clarify the "cashless exercise" provisions related to income tax withholding; (ii) increase to 400,000 the number of shares of Class A Common available for issuance and (iii) expand the types of performance objectives permitted to be used under the plan. For a detailed description of the changes to the plan, see "Proposal 2 - Approval of NACCO Long-Term Equity Plan for Purposes of Code Section 162(m) and Section 303A.08 of the NYSE Listing Standards" on page 42.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.
JOHN P. JUMPER          JAMES A. RATNER RICHARD DE J. OSBORNE                                  Chairman

Summary Compensation Table

The following table sets forth the compensation for services of our NEOs in all capacities to the Company and its subsidiaries.
SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2016

Name and Principal Position	Year	Salary(1)($)	Stock Awards(2)($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value(3) and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)(5)	Total ($)
Alfred M. Rankin, Jr.; Chairman, President and CEO of NACCO; Chairman of HBB, NA Coal and KC	2016	$604,034	$2,442,736	$1,761,910	(6)	$1,234,283	$345,683	$6,388,646
	2015	$576,604	$1,112,360	$1,291,993	(6)	$647,779	$248,250	$3,876,986
	2014	$542,480	$1,411,697	$1,082,454	(6)	$528,393	$203,877	$3,768,901
Elizabeth I. Loveman; Vice President, Controller and Principal Financial Officer, NACCO	2016	$215,379	$125,484	$149,898	(6)	$1,869	$44,346	$536,976
	2015	$202,722	$66,201	$117,744	(6)	$31	$37,571	$424,269
	2014	$178,683	$50,337	$75,049	(6)	$—	$30,527	$334,596
J.C. Butler, Jr.; Senior Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and President and CEO of NA Coal (7)	2016	$587,268	$1,539,539	$1,178,616	(6)	$16,727	$148,500	$3,470,650
	2015	$473,045	$422,728	$552,153	(6)	$9,099	$93,820	$1,550,845
	2014	$382,944	$275,357	$236,553	(6)	$8,043	$85,864	$988,761
Gregory H. Trepp; President and CEO of HBB and CEO of KC	2016	$624,852	$—	$1,453,696	(8)	$251,868	$153,394	$2,483,810
	2015	$599,450	$—	$1,321,553		$229,303	$137,529	$2,287,835
	2014	$572,571	$—	$1,421,759		$185,884	$144,161	$2,324,375
R. Scott Tidey; Senior Vice President North American Sales & Marketing of HBB (9)	2016	$366,583	$—	$520,749	(8)	$65,848	$77,551	$1,030,731
	2015	$356,096	$—	$462,532		$51,985	$66,735	$937,348

(1)	The amounts reported under the “Salary” column include both base salary and the perquisite allowance.

(2)
The amounts reported in the Stock Awards column are the grant date fair value of the stock issued under the NACCO Long-Term Equity Plan, computed in accordance with FASB ASC Topic 718. Refer to the table on page 21 under "Long-Term Incentive Compensation" to determine the target long-term awards, as well as the cash-denominated award payouts for 2016 under the NACCO Long-Term Equity Plan.

(3)
Amounts listed in this column include the aggregate increase in the actuarial present value of accumulated plan benefits under our frozen defined benefit pension plans, as described in the Pension Benefits Table on page 36. $0 is included for Messrs. Rankin, Butler and Trepp and Ms. Loveman because they do not participate in any of our frozen pension plans. For 2016, $463 is included for Mr. Tidey.

(4)
Amounts listed in this column also reflect the interest that is in excess of 120% of the long-term applicable federal rate, compounded monthly, that was credited to the NEO's accounts under the plans described in the Nonqualified Deferred Compensation Table on page 35.

(5)	All other compensation earned during 2016 for each of the NEOs is as follows:

	Alfred M. Rankin, Jr.	Elizabeth I. Loveman	J.C. Butler, Jr.	Gregory H. Trepp	R. Scott Tidey
Employer Qualified Matching Contributions	$0	$13,250	$13,250	$0	$0
Employer Excess Plan Matching Contributions	$59,556	$1,306	$30,326	$0	$0
Employer Qualified Profit Sharing Contributions	$0	$21,750	$21,750	$15,555	$15,555
Employer Excess Plan Profit Sharing Contributions	$240,697	$5,557	$73,463	$115,160	$49,930
Other Qualified Employer Retirement Contributions	$0	$0	$0	$7,950	$7,950
Other Excess Plan Employer Retirement Contributions	$25,140	$0	$0	$10,796	$3,047
Employer Paid Life Insurance Premiums	$18,968	$941	$4,920	$1,409	$829
Perquisites and Other Personal Benefits	$0	$150	$3,469	$500	$0
Tax Gross-Ups	$0	$70	$0	$312	$0
Other	$1,322	$1,322	$1,322	$1,712	$240
Total	$345,683	$44,346	$148,500	$153,394	$77,551
The Company does not provide Mr. Rankin with any tax-favored or defined benefit pension benefits. Of the amount shown above for Mr. Rankin, $325,393 represents non-qualified defined contribution retirement benefits earned in 2016.
Mr. Butler's perquisites are spousal travel and an airline club membership. Ms. Loveman's and Mr. Trepp's perquisites are service awards and the tax gross-up is on the service awards. Amounts listed in “Other” include employer-paid premiums for personal excess liability insurance, executive travel accident insurance premiums and wellness subsidies.

(6)	The amounts listed are the cash payments under the NACCO Short-Term Plan and the cash portion (approximately 35%) of the award under the NACCO Long-Term Equity Plan.

(7)	Mr. Butler was promoted to President and CEO of NA Coal, effective July 1, 2015.

(8)
The amount listed for 2016 includes a cash payment of $530,242 to Mr. Trepp and $225,152 to Mr. Tidey under the HBB Short-Term Plan and $923,454 to Mr. Trepp and $295,597 to Mr. Tidey representing the value of their awards under the HBB Long-Term Plan.

(9)	Mr. Tidey was not an NEO for 2014.

Grants of Plan-Based Awards

The following table sets forth information concerning all awards granted to the NEOs for fiscal year 2016. There are no estimated payouts in the future under our incentive plans.
GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2016

				(A) Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Future or Possible Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards (2) ($)
Name	Grant Date	Plan Name (1)		Target ($)	Maximum ($)	Target ($)	Maximum ($)
Alfred M. Rankin, Jr.	N/A	NACCO Short-Term Plan	(3)	$648,830	$973,245	N/A	N/A	N/A
	2/13/2017	NACCO Long-Term Equity Plan	(4)	$652,885	$2,285,098	$1,212,501	$4,243,753	$2,442,736
Elizabeth I. Loveman	N/A	NACCO Short-Term Plan	(3)	$83,370	$125,055	N/A	N/A	N/A
	2/13/2017	NACCO Long-Term Equity Plan	(4)	$33,557	$117,448	$62,319	$218,118	$125,484
J.C. Butler, Jr.	N/A	NACCO Short-Term Plan	(3)	$458,290	$687,435	N/A	N/A	N/A
	2/13/2017	NACCO Long-Term Equity Plan	(4)	$342,572	$1,199,002	$636,205	$2,226,718	$1,539,539
Gregory H. Trepp	N/A	HBB Short-Term Plan	(3)	$458,290	$687,435	N/A	N/A	N/A
	N/A	HBB Long-Term Plan	(5)	$851,110	$1,276,665	N/A	N/A	N/A
R. Scott Tidey	N/A	HBB Short-Term Plan	(3)	$194,600	$291,900	N/A	N/A	N/A
	N/A	HBB Long-Term Plan	(5)	$272,440	$408,660	N/A	N/A	N/A

(1)	There are no minimum or threshold payouts under any of our incentive plans.

(2)
Amounts in this column reflect the grant date fair value of shares of stock that were granted and initially issued to Messrs. Rankin and Butler and Ms. Loveman under the NACCO Long-Term Equity Plan determined in accordance with FASB ASC Topic 718. These amounts are also reflected in the Summary Compensation Table.

(3)
Awards under the short-term plans are based on a one-year performance period that consists solely of the 2016 calendar year. The awards are paid out as soon as practicable after they are approved by the Compensation Committee so there is no payout opportunity for post-2016 years under these plans. The amounts disclosed are the target and maximum awards that were established by the Compensation Committee in early 2016. The amount the NEOs actually received is disclosed in the Summary Compensation Table.

(4)
Awards under the NACCO Long-Term Equity Plan are based on a one-year performance period that consists solely of the 2016 calendar year. The awards are paid out, partially in restricted stock and partially in cash, as soon as practicable after they are approved by the Compensation Committee so there is no payout opportunity for post-2016 years under the plan. The stock portion of the awards is subject to transfer restrictions, generally for a period of 10 years from the last day of the performance period, as described under the "NACCO Long-Term Equity Plan" beginning on page 22. The amounts disclosed are the dollar values of the target and maximum awards that were established by the Compensation Committee in early 2016. The targets listed include the 15% increase to account for the immediately taxable nature of the equity awards and were calculated using a 350% maximum award value. The 35% cash portion of the award is listed in column (A) of this table. The 65% stock portion of the award is listed in column (B) of this table. The amount the NEOs actually received is disclosed in the Summary Compensation Table. As permitted under the NACCO Long-Term Equity Plan, Messrs. Rankin and Butler and Ms. Loveman then surrendered a portion of their shares to the Company to pay for additional tax withholding obligations associated with the awards as described in more detail on the Stock Vested Table on page 33.

(5)	These amounts reflect the dollar value of the award targets for Messrs. Trepp and Tidey for the 2016 award year under the HBB Long-Term Plan.

Equity Compensation

Messrs. Rankin and Butler and Ms. Loveman participate in the NACCO Long-Term Equity Plan. Awards are based on one-year performance periods and are immediately vested and paid when approved by the Compensation Committee. Therefore, no equity awards remain outstanding for the year ended December 31, 2016. They and other employees are also eligible to receive discretionary equity awards under the Supplemental Equity Plan.
Awards under the long-term equity plans are paid partially in cash and partially in the form of fully vested shares of restricted stock that are subject to transfer restrictions generally for a period of ten years from the last day of the performance period. Refer to “NACCO Long-Term Equity Plan" beginning on page 22 and note (4) of the "Grants of Plan-Based Awards" table on page 32 for additional information regarding our equity awards.
The following table reflects the stock awards issued under the NACCO Long-Term Equity Plan for 2016 performance. No stock awards were issued under the Supplemental Equity Plan for 2016 services.
STOCK VESTED
For Fiscal Year Ended December 31, 2016

Named Executive Officer	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Alfred M. Rankin, Jr. (2)	28,480	$1,984,344
Elizabeth I. Loveman (2)	1,662	$115,800
J.C. Butler, Jr. (2)	18,710	$1,303,619
Gregory H. Trepp	—	$0
R. Scott Tidey	—	$0

(1)
The value realized on vesting is the average of the high and low price of Class A Common ($69.675) on the February 13, 2017 grant date under the NACCO Long-Term Equity Plan for the 2016 awards, multiplied by the number of award shares received when granted, which is also the vesting date.

(2)
The amounts shown in this table represent the net amounts received by Messrs. Rankin and Butler and Ms. Loveman. Their awards were granted pursuant to a net exercise, by which a portion of the shares of stock issued on the grant date were immediately surrendered to the Company to pay for the taxes associated with the stock portion of the award. Prior to the next exercise, Mr. Rankin received 35,059 shares, with a fair market value of $2,442,736 realized on all shares initially issued; Ms. Loveman received 1,801 shares, with a fair market value of $125,484 realized on all shares initially issued and Mr. Butler received 22,096 shares, with a fair market value of $1,539,539 realized on all shares initially issued.

Stock Options
The Compensation Committee did not grant any stock options under the Company's 1975 Stock Option Plan or 1981 Stock Option Plan during the fiscal year ended December 31, 2016 to any person, including the NEOs. The Compensation Committee has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance. On December 31, 2016, there were no outstanding options to purchase shares of Class A Common or Class B Common.

Potential Payments Upon Termination/Change in Control

As discussed in more detail under “Limited Change in Control Benefits for All Employees” on page 26, the following change in control provisions are contained in our incentive plans and retirement plans as applied to the NEOs:

•
the account balances as of the date of the change in control in our Excess Plans, Frozen Retirement Plans and subsidiary long-term incentive plans will be paid in a lump sum payment in the event of a change in control of the Company or the participant's employer; and

•	participants will also receive a pro-rated target award for the year of the change in control under our incentive plans.
For purposes of calculating the amount of any potential payments to the NEOs under the table below, we have assumed that a change in control occurred on December 31, 2016. We believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.
POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL

Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets in Year of Change in Control ($)(1)	Estimated Total Value of Cash Payments Based on Balance in Subsidiary Long-Term Plans in Year of Change in Control ($)(2)	Estimated Total Value of Cash Payments Based on Excess Plan and Frozen Retirement Plan Account Balance($)(3)	Estimated Total Value of all Payments on Change in Control ($)(4)
Alfred M. Rankin, Jr.	$2,514,216	N/A	$14,690,421	$17,204,637
Elizabeth I. Loveman	$179,246	N/A	$29,106	$208,352
J.C. Butler, Jr.	$1,437,067	N/A	$176,437	$1,613,504
Gregory H. Trepp	$1,309,400	$3,420,272	$144,910	$4,874,582
R. Scott Tidey	$467,040	$853,321	$59,953	$1,380,314

(1)
This column reflects the award targets under the 2016 incentive plans for the NEOs. Under the change in control provisions of the plans, the NEOs would have been entitled to receive their award targets for 2016 if a change in control had occurred on December 31, 2016. Awards under the NACCO Long-Term Equity Plan are denominated in dollars and the amounts shown in the above-table reflect the dollar-denominated 2016 target awards. As described in note (4) to the Grants of Plan-Based Awards Table, Messrs. Rankin and Butler and Ms. Loveman would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted Class A Common.

(2)
This column reflects the December 31, 2016 account balances under the HBB Long-Term Plan, excluding the 2016 award (which is reflected in Column (1)). Under the change in control provisions of that plan, Messrs. Trepp and Tidey would have been entitled to accelerate the payment of their account balances if a change in control had occurred on December 31, 2016. The amounts shown were earned for services performed in years prior to 2016. The HBB Long-Term Plan awards are already 100% vested. Except as already reflected in Column (1), no additional amounts are paid under the plan due to a change in control. There are no accrued balances under the NACCO Long-Term Equity Plan.

(3)
This column reflects the account balances of the NEOs as of December 31, 2016 under the Excess Plans and Frozen Retirement Plans. Under the change in control provisions of those plans, the NEOs would have been entitled to accelerate the payment of their account balances if a change in control had occurred on December 31, 2016. No additional amounts are paid due to a change in control. The majority of the amounts shown for Mr. Rankin were earned for services performed prior to 2008 and are already100% vested. These plans are discussed in more detail under "Nonqualified Deferred Compensation Benefits" on page 35.

(4)
A "change in control" for purposes of these plans generally consists of any of the following; provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Code:

(A) An acquisition of more than 50% of the voting securities of the Company (for those plans that cover the employees of the Company) or the voting securities of the subsidiary (for those plans which cover the employees of the subsidiary); other than acquisitions directly from the Company or the subsidiary, as applicable, involving (i) any employee benefit plan; (ii) the Company; (iii) the applicable subsidiary or one of its affiliates; or (iv) the parties to the stockholders' agreement discussed under "Amount and Nature of Beneficial Ownership - Class B Common Stock" on page 58.
(B) The members of the Company's current Board (and their approved successors) ceasing to constitute a majority of the Company's Board or, if applicable, the board of directors of a successor of the Company.
(C) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor.
(D) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply: (i) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and (ii) at the time of the execution of the initial agreement, or of the action of the Board of the Company providing for such business combination, at least a majority of the members of the Board of the Company were incumbent directors.

Nonqualified Deferred Compensation Benefits

Refer to "Retirement Plans" beginning on page 24 for a detailed description of our nonqualified deferred compensation plans. The following table sets forth information concerning benefits earned by, and paid to, the NEOs under our nonqualified defined contribution, deferred compensation plans.
NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended December 31, 2016

Name	Applicable Plan	Executive Contributions in 2016 ($)(1)	Employer Contributions in 2016 ($)(2)	Aggregate Earnings in 2016 ($)(2)	Aggregate Withdrawals/ Distributions in 2016 ($)	Aggregate Balance at December 31, 2016 ($)
Alfred M. Rankin, Jr.	Frozen NACCO Unfunded Plan	$0(3)	$0(3)	$522,195	$331,347(4)	$4,628,910(5)
	Frozen CEO Plan	$0(3)	$0(3)	$1,092,710	$693,355(4)	$9,686,154(6)
	NACCO Excess Plan	$0(3)	$325,393	$49,964	$257,916	$375,357(7)
Elizabeth I. Loveman	NA Coal Excess Plan	$19,846	$6,863	$2,397	$299	$29,106(7)
J.C. Butler, Jr.	NA Coal Excess Plan	$51,721	$103,789	$20,927	$91,045	$176,437(7)
Gregory H. Trepp	HBB Excess Plan	$0(3)	$125,956	$18,954	$132,797	$144,910(7)
	HBB Long-Term Plan	$0(3)	$923,454	$344,934	$878,042	$4,343,048(8)
R. Scott Tidey	HBB Excess Plan	$0(3)	$52,977	$7,960	$53,446	$60,937(7)
	HBB Long-Term Plan	$0(3)	$295,597	$86,057	$183,719	$1,148,749(8)

(1)	These amounts, which were otherwise payable in 2016 but were deferred at the election of the NEOs, are included in the Summary Compensation Table.

(2)
All employer contributions and the "above-market earnings" portion (i.e., the interest earned in excess of 120% of the long-term applicable federal rate) of the amounts shown in the "Aggregate Earnings" column are also included in the Summary Compensation Table.

(3)
No employee contributions are made to the Frozen Retirement Plans, the NACCO Excess Plan, the HBB Long-Term Plan or the HBB Excess Plan. No employer contributions are made to the Frozen Retirement Plans.

(4)
The interest that is accrued under the Frozen Retirement Plans each calendar year is paid to Mr. Rankin no later than March 15th of the following year. Because the interest that was credited to his accounts for 2015 was paid in 2016, it is reflected as a distribution for 2016.

(5)
Of Mr. Rankin's December 31, 2016 account balance, $386,298 is reported in the 2016 Summary Compensation Table and the entire account balance was previously reported in prior Summary Compensation Tables.

(6)
Of Mr. Rankin's December 31, 2016 account balance, $808,338 is reported in the 2016 Summary Compensation Table and the entire account balance was previously reported in prior Summary Compensation Tables. In addition to the substitute matching benefits and profit sharing benefits previously described that Mr. Rankin receives under the NACCO Excess Plan, he also annually receives a benefit of $25,140 credited to his account under this plan.

(7)
The NEOs receive payment of the amounts earned under the Excess Plans for each calendar year (including interest) no later than March 15th of the following year. Because the payments for 2015 were made in 2016, they are reflected as a distribution in 2016. Because the payments for 2016 are made in 2017, they are reflected in the NEO's aggregate balance as of December 31, 2016 and are not reflected as a distribution in 2016. Since the total account balance is paid out each year, none of their current account balances was previously reported in prior Summary Compensation Tables.

(8)
$1,160,173 of Mr. Trepp's account balance and $354,656 of Mr. Tidey's balance is reported in the 2016 Summary Compensation Table. The entire amount of Mr. Trepp's account balance and $349,361 of Mr. Tidey's balance was previously reported in prior Summary Compensation Tables.

Defined Benefit Pension Plans

The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the NEOs under our frozen qualified and nonqualified pension plans:
PENSION BENEFITS
As of Fiscal Year Ended December 31, 2016

Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Alfred M. Rankin, Jr.; Elizabeth I. Loveman; Gregory H. Trepp and J.C. Butler, Jr.	N/A (2)	N/A	N/A	N/A
R. Scott Tidey (3)	HBB Plan	3.00	$11,776	$0

(1)
The amounts shown were determined as of December 31, 2016, which is the measurement date used in the Company's financial statements for pension benefits. In determining the amounts shown, the following material assumptions were used:

•	a discount rate of 3.60% for the HBB Plan;

•	the RP2014 mortality table, projected generationally with scale MP 2016 with no adjustments; and

•
the assumed retirement age is the earlier of (i) the plan's stated normal retirement age or (ii) the earliest age at which retirement benefits are available without reduction for age, with no pre-retirement decrement.

(2)	Messrs. Rankin, Trepp and Butler and Ms. Loveman never participated in any of our frozen pension plans.

(3)
Mr. Tidey earned a cash balance pension benefit under the Hamilton Beach Brands, Inc. Pension Plan (the "HBB Plan") from January 1, 1994 through December 31, 1996 when the cash balance benefits were frozen. His cash balance benefits were computed based on a percentage of pensionable earnings, using an age-based formula. His frozen cash balance account continues to earn interest. Mr. Tidey is 100% vested in his pension benefits and may take a distribution of his cash balance benefits at any time following his termination of employment. Pensionable earnings included only base salary, cash in lieu of perquisites and short-term incentive compensation payments and excluded all other forms of compensation. The normal form of payment is a single life annuity for unmarried participants and a 50% or 75% joint and survivor annuity for married participants. Other forms of annuity payments and a lump sum are also available. Annuity benefits are reduced to reflect the survivorship protection.

PART III - PROPOSALS TO BE VOTED ON AT THE 2017 ANNUAL MEETING

PROPOSAL 1 - ELECTION OF DIRECTORS
Director-Nominee Information
Our Board has nominated nine directors for election at the Annual Meeting. The directors will hold office from election until the next annual meeting and until their successors are elected or until their death, resignation or removal. With the exception of Michael S. Miller, all of the nominees named in the following table are currently NACCO directors who were elected at our 2016 annual meeting of stockholders. Michael S. Miller was recommended to our NCG Committee for appointment to the Board by a current director and was subsequently recommended by the NCG Committee to the Board and appointed by the Board, effective August 10, 2016. Mr. Miller replaced Scott S. Cowen. Dr. Cowen's term ended on August 10, 2016 when he resigned from the Board in order to comply with the interlocking directorate provisions of Section 8 of The Clayton Antitrust Act of 1914.
It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees listed below unless contrary instructions are received. We have no reason to believe that any of the nominees will be unable to serve if elected. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides biographical information about each director nominee. We have also highlighted certain notable qualifications and skills that led our Board to the conclusion that each of them should serve as a director. We believe that the nomination of each of our director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and has the judgment, skill, independence and experience required to serve as a member of our Board. Each director has also demonstrated a strong commitment of service to the Company.

John P. Jumper: Age 72; Director Since 2012

Director (since 2013), former Chairman of the Board (from 2013 to 2015) and former CEO (from 2013 to 2014) of Leidos Holdings, Inc. (an applied technology company). Retired Chief of Staff, United States Air Force. From 2012 to present, Director of Hyster-Yale. From 2012 to 2013, CEO and Chairman of the Board of Science Applications International Corporation (a government services company). From prior to 2012 to 2013, Director of Science Applications International Corporation. From prior to 2012 until 2012, Director of Wesco Aircraft Holding, Inc. From prior to 2012 until 2012, Director of Jacobs Engineering, Inc. From prior to 2012 to 2012, Director of Goodrich Corporation.

Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board. In addition, General Jumper's service on the boards of other publicly traded corporations and his experience as Chairman and CEO of two major publicly traded companies allow him to provide valuable insight to the Board on matters of corporate governance and executive compensation policies and practices.

Dennis W. LaBarre: Age 74; Director Since 1982
Retired Partner of Jones Day (a law firm). From January 2014 to December 2014, Of Counsel of Jones Day. Partner of Jones Day from prior to 2012 to 2013. From 2012 to present, director of Hyster-Yale.

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he was a member of senior management of a major international law firm for more than 30 years. These experiences enable him to provide our Board with an expansive view of the legal and business issues pertinent to the Company, which is further enhanced by his extensive knowledge of us as a result of his many years of service on our Board and through his involvement with its committees.

Michael S. Miller: Age 65; Director Since 2016
Retired Managing Director of The Vanguard Group. From prior to 2012 to present, Director of Vanguard's Irish-domiciled funds and management company.

Mr. Miller's qualifications to serve on our Board include his experience in senior management of a major financial services and investment management company, his experience as a partner of a major law firm, and his service on the boards of many academic and civic institutions. Mr. Miller provides our Board with financial, legal, compliance/risk management and strategic planning expertise gained through his career in finance and law and his service on the audit committee of certain of Vanguard's affiliated companies.

Richard de J. Osborne: Age 83; Director Since 1998
Retired Chairman and CEO of ASARCO Incorporated (a leading producer of non-ferrous metals). From prior to 2012 to present, non-executive Chairman of the Board of Directors of Datawatch Corp.

Mr. Osborne's experience as chairman, CEO and chief financial officer of a leading producer of non-ferrous metals enables him to provide our Board with a wealth of experience in and understanding of the mining industry. From this experience, as well as his past and current service on the boards of other publicly traded corporations, Mr. Osborne offers our Board a comprehensive perspective for developing corporate strategies and managing risks of a major publicly traded corporation.

Alfred M. Rankin, Jr.: Age 75; Director Since 1972

Chairman, President and CEO of the Company. Chairman of the Board of each of our principal wholly owned subsidiaries: NA Coal, HBB and KC. Also, from 2012 to present, Chairman, President and CEO of Hyster-Yale and Chairman of its principal operating subsidiary, Hyster-Yale Group. Also, Director of Hyster-Yale. From prior to 2012 to 2014, Director of The Vanguard Group. From prior to 2012 to 2012, Chairman of the Board of Directors of the Federal Reserve Bank of Cleveland. From prior to 2012 to 2012, Director of Goodrich Corporation.

In over 40 years of service to the Company as a Director and over 25 years in senior management, Mr. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board unique insight resulting from his service on the boards of other publicly traded corporations and former service on the Board of Directors of the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland's cultural institutions, he provides a valuable link between our Board, the Company and the community surrounding our corporate headquarters.

James A. Ratner: Age 72; Director Since 2012
Non-Executive Chairman of Forest City Realty Trust, Inc. From prior to 2012 to 2016, Executive Vice President of Forest City Realty Trust, Inc.

Mr. Ratner's experience as Chairman and in senior management of a major publicly traded company and his service on the boards of many of Cleveland's civic and cultural institutions provides our Board with valuable insight into corporate governance and strategy and provides a valuable link between our Board, the Company and the community surrounding our corporate headquarters.

Britton T. Taplin: Age 60; Director Since 1992
Self-employed (personal investments). Mr. Taplin has also served as a Director of Hyster-Yale from 2012 to present.

Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term stockholder to our Board.

David F. Taplin: Age 67; Director Since 1997
Self-employed (tree farming).

Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term stockholder to our Board.

David B.H. Williams: Age 47; Director Since 2012
Partner in the law firm of Williams, Bax & Saltzman, P.C.

Mr. Williams is a lawyer with over 20 years of experience providing legal counsel to businesses in connection with litigation and commercial matters. Mr. Williams' substantial experience as a litigator and commercial advisor enables him to provide valuable insight on business and legal issues pertinent to the Company.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PRESENTED IN PROPOSAL 1.

Procedures for Submission and Consideration of Director Candidates
Stockholder recommendations for nominees for election to our Board must be submitted to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The NCG Committee will consider such recommendations if they are in writing and set forth the following information:

1.
the name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;

2.
complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

3.	the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our directors;

4.	the disclosure of any relationship the candidate has with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.
a description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.
a written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and will consent to be named in our Proxy Statement and to serve as one of our directors, if elected.

The NCG Committee has not specifically identified or published qualifications, qualities or skills that our directors must possess. In evaluating director nominees, the NCG Committee will consider such factors as it deems appropriate, and other factors identified by our Board. The NCG Committee will consider factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character and the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board and other new director candidates. The NCG Committee's goal in selecting directors for nomination to our Board is generally to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.
The NCG Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our directors. Following such consideration, the NCG Committee may seek additional information regarding, and may request an interview with, any candidate. Based upon all such information, the NCG Committee will meet to determine whether to recommend the candidate to our Board. The NCG Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The NCG Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The NCG Committee regularly reviews the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the NCG Committee may consider various potential candidates. Candidates may be recommended by current members of our Board, third-party search firms or stockholders. The NCG Committee did not retain a search firm during the past fiscal year. The NCG Committee generally does not consider recommendations for director nominees submitted by individuals who are not stockholders or otherwise affiliated with us. To preserve its impartiality, the NCG Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

Director Compensation
The following table sets forth all compensation of each director for services as our directors and as directors of our principal subsidiaries for services rendered during 2016, other than Alfred M. Rankin, Jr. In addition to being a director, Mr. Rankin serves as Chairman, President and CEO of the Company and Chairman of each of NA Coal, HBB and KC. He does not receive any compensation for his services as a director and his compensation for services as one of our executive officers is shown in the Summary Compensation Table on page 30.
DIRECTOR COMPENSATION
For Fiscal Year Ended December 31, 2016

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott S. Cowen (4)	$66,181	$44,759	$2,764	$113,704
John P. Jumper	$117,125	$88,954	$6,738	$212,817
Dennis W. LaBarre	$114,984	$88,954	$6,711	$210,649
Michael S. Miller (4)	$39,935	$34,447	$5,283	$79,665
Richard de J. Osborne	$108,266	$105,108	$6,610	$219,984
James A. Ratner	$257	$222,594	$6,720	$229,571
Britton T. Taplin	$86,125	$88,954	$5,468	$180,547
David F. Taplin	$85,125	$88,954	$6,715	$180,794
David B.H. Williams	$87,125	$88,954	$6,790	$182,869

(1)
Amounts in this column reflect the annual retainers and other fees earned by the directors in 2016. They also include payment for fractional shares of Class A Common that were paid under the Non-Employee Directors Plan described below.

(2)
Under the Non-Employee Directors Plan, the directors are required to receive a portion of their annual retainer in shares of Class A Common (the "Mandatory Shares"). They are also permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common (the "Voluntary Shares"). Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to directors under the Non-Employee Directors Plan, determined pursuant to FASB ASC Topic 718.

(3)
The amount listed includes: (i) Company-paid life insurance premiums in the amount of $518 for Mr. Miller and $1,243 for the other directors; (ii) other Company-paid premiums for accidental death and dismemberment insurance for the director and his spouse; and (iii) personal excess liability insurance premiums for the directors and immediate family members (other than Mr. Britton Taplin). The amount listed also includes charitable contributions made in our name on behalf of the director and his spouse under our matching charitable gift program in the amount of $0 for Dr. Cowen and $4,000 for each other director.

(4)	Dr. Cowen resigned as a director and Mr. Miller was appointed as a director on August 10, 2016.
Additional Information Relating to the Director Compensation Table
For 2016, each non-employee director was entitled to receive the following compensation for service on our Board and on our subsidiaries' boards of directors:

Type of Compensation	Amount
Annual Board Retainer:	$138,000 ($82,000 of which is required to be paid in shares of Class A Common)
Board Meeting Attendance Fees:	$1,000 for each meeting attended (including telephonic and telepresence meetings) (maximum $2,000 per day)
Committee Meeting Attendance Fees:	$1,000 for each meeting attended (including telephonic and telepresence meetings)
Annual Committee Retainer:	$5,000 per Committee ($0 for Executive Committee)
Committee Chairman Retainer:	$15,000 Audit Review Committee Chairman ($10,000 for Chairman of other Board Committees except the Executive Committee; $0 for Executive Committee)
The retainers are paid quarterly in arrears and the meeting fees are paid following each meeting. Each director is also reimbursed for expenses incurred as a result of attendance at meetings. We also occasionally make our private aircraft or a chartered aircraft available to directors for attendance at meetings.
Under the Non-Employee Directors Plan, each non-employee director received $82,000 of his $138,000 retainer in the form of restricted shares of Class A Common. Any fractional shares were paid in cash. The number of shares of Class A Common issued to a director is determined by the following formula:
the dollar value of the portion of the $82,000 retainer that was earned by the director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the directors are generally required to hold the shares for a period of ten years from the last day of the calendar quarter for which the shares were earned and, during that ten-year holding period, the shares cannot be assigned, pledged or transferred except in the event of divorce or to a trust for the benefit of the director or his spouse, children or grandchildren. The transfer restrictions lapse earlier in the event of:

•	death; permanent disability or five years from the date of the director's retirement;

•	the date that a director is both retired from our Board and has reached age 70; or

•	at such other time as determined by the Board in its sole discretion.
In addition, each director may elect to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his retainers and meeting attendance fees. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.
Each director also receives (i) $50,000 in Company-paid life insurance; (ii) Company-paid accidental death and dismemberment insurance for the director and spouse; (iii) $10 million in personal excess liability insurance for the director and immediate family members who reside with the director (other than Mr. Britton Taplin) and (iv) up to $4,000 per year in matching charitable contributions.
Director Compensation Program for 2017
The Compensation Committee periodically evaluates and recommends changes to our compensation program for directors. The Hay Group performs an in-depth evaluation of our director compensation program on a triennial basis, with the next review scheduled to be effective in 2018. However, based on an interim evaluation performed by the Hay Group in 2015, our Board adopted increases to the annual retainers effective on both January 1, 2016 and January 1, 2017. The retainer paid to each non-employee director for service on our Board will be increased effective January 1, 2017 from $138,000 (paid $82,000 in shares of Class A Common and $56,000 in cash) to $145,000 (paid $89,000 in shares of Class A Common and $56,000 in cash).
The Non-Employee Directors Plan was amended and restated, effective May 9, 2017 (subject to stockholder approval) to, among other things, (i) increase to an aggregate of 100,000 the number of shares of Class A Common available for issuance and (ii) add a 20,000 limit on the number of shares an individual director may receive in any calendar year under the plan. See

"Proposal 3 - Approval of NACCO Non-Employee Directors Plan for Purposes of Section 303A.08 of the NYSE Listing Standards" on page 48.

PROPOSAL 2 - APPROVAL OF NACCO LONG-TERM EQUITY PLAN FOR PURPOSES OF CODE SECTION 162(m) AND SECTION 303A.08 OF THE NYSE LISTING STANDARDS

We are asking our stockholders to approve an amended and restated NACCO Long-Term Equity Plan (the "Amended Long-Term Plan") that was adopted by the Company's Compensation Committee and Board effective March 1, 2017. Prior versions of the plan were previously approved by stockholders, most recently in 2012 (the "Current Plan"). The Amended Long-Term Plan replaces the Current Plan. For target awards issued under the Amended Long-Term Plan on or after March 1, 2017, the Amended Long-Term Plan is being submitted for stockholder approval for the following purposes:

•
To meet one of the requirements under Code Section 162(m) governing the federal tax deductibility of awards paid to covered employees under Code Section 162(m) that the material terms for "qualified performance-based compensation" under the NACCO Long-Term Equity Plan be approved every five years. See "Code Section 162(m)" on page 44 for additional information regarding such material terms, and see "Deductibility of Executive Compensation" on page 27 for additional information about our philosophy on structuring our incentive compensation for tax purposes.

•
To comply with Section 303A.08 of the NYSE listing standards which requires that stockholders approve all material revisions to equity compensation plans. The NYSE considers an increase in the number of shares available under a plan, among other things, a material revision to the plan.

While the Amended Long-Term Plan is not intended to provide new or additional compensation benefits to its participants, the following material changes have been made to the Current Plan:

•
Increase in Shares Available for Awards: The number of shares of Class A Common available for issuance under the Amended Long-Term Plan on or after March 1, 2017 is 400,000. For more information regarding the shares available for issuance, see "Why We Believe You Should Vote for Proposal 2" below.

•
Performance Objectives: The Amended Long-Term Plan clarifies that performance objectives with respect to awards under the Amended Long-Term Plan may be (1) described in terms of objectives that are related to the performance of one or more of certain organizational units within the Company or its subsidiaries, (2) made relative to the performance of certain organizational units within other companies, and (3) used for awards that are intended to qualify under Code Section 162(m) and for awards that are not intended to so qualify. The number and types of permitted performance objectives for “qualified performance-based compensation” under the Amended Long-Term Plan have also been expanded. For a complete list of those permitted performance objectives, see "Performance Factors" below.

•
Tax Withholding: Among other clarifying changes, the provisions relating to tax withholding have been amended to: (1) provide that if a participant fails to make arrangements for the payment of taxes or other similar amounts on awards settled in Class A Common Shares (the "Award Shares"), the Company will automatically withhold shares with a value equal to the required withholding amount, (2) clarify that shares withheld or delivered to satisfy withholding taxes or other similar amounts will not exceed the maximum amount of taxes that could be required to be withheld and (3) clarify that shares withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will count against the shares issuable under the Amended Long-Term Plan.

•
Pro-Ration of Certain Awards: Provisions were added to provide that target awards for participants will be pro-rated in the event that they change job levels during the applicable performance period, or otherwise in the discretion of the Compensation Committee, subject to certain limitations as further described in the Amended Long-Term Plan.

•	"Retirement" Definition: The definition was modified to reflect changes in underlying frozen retirement plans.

•	Transferability: The Amended Long-Term Plan provides that, in addition to a trust, Award Shares may be transferred to a partnership for the benefit of a participant or certain family members.

•	Plan Term: The Amended Long-Term Plan now has a limited term. No Award Shares may be issued or transferred under the Amended Long-Term Plan on or after March 1, 2027.

•
Adjustments: The Amended Long-Term Plan now allows the Compensation Committee to adjust, in addition to the number of Class A Common shares that may be issued under the plan, outstanding Award Shares, the "formula price" (as described below), and other award terms, in connection with certain transactions or events. It also allows the Compensation Committee, in the event of such a transaction or event (or a change in control) to provide substitute consideration for outstanding Award Shares. In addition, the Amended Long-Term Plan clarifies that certain adjustments to outstanding equity awards are mandatory.

Why We Believe You Should Vote for Proposal 2. The Amended Long-Term Plan authorizes our Compensation Committee to provide performance-based award opportunities that are payable partly in cash and partly in Class A Common shares for the purpose of providing certain key employees incentives and rewards for performance. Some of the key features of the Amended Long-Term Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.
We believe our future success depends in part on our ability to attract, motivate and retain high-quality employees and the ability to provide equity-based and incentive-based awards under the Amended Long-Term Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our officers and other key employees.
The use of Class A Common shares as part of our compensation program is important because it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe equity compensation provides additional motivation for employees to create stockholder value because the value they realize from their equity compensation is based on our stock price performance.
Equity compensation also aligns the compensation interests of our key employees with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards are generally subject to performance criteria and lengthy holding periods. If the Amended Long-Term Plan is not approved, we may be compelled to increase significantly the cash component of our key employee compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.
The following includes (1) aggregated information regarding the dilution associated with the Current Plan and the potential stockholder dilution that would result if the proposed share increase under the Amended Long-Term Plan is approved, as well as (2) information regarding share usage (the "burn rate") under the plans. Note that we also are seeking approval for shares under the amended and restated Non-Employee Directors Plan as described in Proposal 3, and you may want to consider the information described in both Proposals to fully determine the consequences of both proposed share requests. This information is as of February 28, 2017. As of that date, there were approximately 5,260,048 shares of Class A Common outstanding.
Under the terms of the Current Plan, a maximum of 300,000 shares of Class A Common (subject to adjustment as described in the Current Plan) were available to be issued as Award Shares of which 299,243 shares of Class A Common had been issued and 757 shares of Class A Common (0.014% of our outstanding Class A Common shares) remained available for issuance as of February 28, 2017. Upon approval of the Amended Long-Term Plan requested in this Proposal 2, the maximum number of shares available for future issuance as Award Shares under the Amended Long-Term Plan will be an aggregate of 400,000 shares of Class A Common (subject to adjustments as described in the Amended Long-Term Plan), including 757 shares of Class A Common remaining available under the Current Plan, so that the new share request of 399,243 shares represents approximately 7.59% of our outstanding Class A Common shares - this percentage reflects the potential simple dilution of our stockholders that could occur if the Amended Long-Term Plan is approved.
Based on the closing price on the NYSE for our Class A Common shares on February 28, 2017 of $64.50 per share, the aggregate market value of the additional 399,243 shares of Class A Common requested for issuance under the Amended Long-Term Plan was $25,751,174.
Award Shares under the Current Plan were issued during the year after the end of the applicable performance period. For the 2013, 2014 and 2015 performance periods, we issued Award Shares under the Current Plan of 16,123 shares in 2014, 32,591 shares in 2015 and 37,986 shares in 2016, respectively. Based on our basic weighted average shares of Class A Common outstanding for those three years of 6,011,412, 5,428,842 and 5,246,929, respectively, for the three-year period

2014-2016, our average burn rate was 0.520% (our individual years' burn rates were 0.268% in 2014, 0.600% in 2015, and 0.724% in 2016). However, for the 2016 performance period, we issued Award Shares under the Current Plan of 62,425 shares in 2017, which we believe to be more indicative of future annual share requirements under the Amended Long-Term Plan.
In determining the number of shares to request for approval under the Amended Long-Term Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including the increase in the number of NACCO employees participating in the Amended Long-Term Plan, the volatility of the NACCO stock price and the substantial increase in share usage for the awards for the 2016 performance period, based on (i) the changes to the NA Coal Long-Term Plan that were approved by stockholders in 2016 and (2) the promotion of J.C. Butler, Jr. to the CEO of NA Coal effective July 1, 2015 and the corresponding increase in his long-term incentive target compensation percentage, the full impact of which was not realized until the 2016 performance period. As noted on page 28, as a result of the triennial Hay Group review of our incentive compensation targets for senior executives, Mr. Butler's long-term incentive compensation target has again been increased for the 2017 through 2019 performance periods.
Depending on the number of future participants, Company performance and stock price, we expect that the 400,000 shares of Class A Common that will be available for issuance under the Amended Long-Term Plan would be sufficient to fund the program for about five years, but the shares could last for a shorter period of time if actual practice does not match grant rates for the 2016 performance period (which we believe are more indicative of future grant rates than prior years) or our stock price changes materially. As noted below, our Compensation Committee would retain full discretion under the Amended Long-Term Plan to determine the number and amount of awards to be granted under the Amended Long-Term Plan, subject to the terms of the Amended Long-Term Plan. Other than certain target award opportunities granted for the 2017 performance period and described below under "New Plan Benefits," future benefits that may be received by participants under the Amended Long-Term Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Although the Current Plan and Amended Long-Term Plan permit the employees of our Company's subsidiaries to participate therein, it is the Compensation Committee's current practice to only designate those senior management employees who are employed by NACCO as being eligible to receive equity compensation, as they are compensated based on the performance of the Company as a whole, rather than the performance of a single subsidiary. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
Code Section 162(m). Code Section 162(m) generally disallows a deduction for certain compensation paid to our CEO and certain other executive officers in a taxable year to the extent that compensation to any such covered employee exceeds $1 million for such year. However, some types of compensation, including "qualified performance-based compensation" under Code Section 162(m), are not subject to the deduction limit if they satisfy the requirements of Code Section 162(m). While we believe it is in the best interests of the Company and our stockholders to have the ability to potentially grant "qualified performance-based compensation" under Code Section 162(m) under the Amended Long-Term Plan, we may decide to grant compensation to covered employees that will not qualify as "qualified performance-based compensation" for purposes of Code Section 162(m). Moreover, even if we intend to grant compensation that qualifies as "qualified performance-based compensation" for purposes of Code Section 162(m) under the Amended Long-Term Plan, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us. In this Proposal, awards intended to be (but not guaranteed to be) "qualified performance based-compensation" for purposes of Code Section 162(m) are referred to as "Qualified Performance-Based Awards."
Generally, compensation attributable to performance-based awards may be deemed to qualify as "qualified performance-based compensation" under Code Section 162(m) if: (1) the grant is made by a committee of outside directors for purposes of Code Section 162(m); (2) the plan under which the award is granted states the maximum number of shares and the maximum amount of cash awards that may be granted to any individual during a specified period of time; and (3) the amount of compensation an individual may receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by stockholders. Stockholder approval of this Proposal is intended to satisfy the stockholder approval requirements under Code Section 162(m).
We are seeking stockholder approval of the material terms for "qualified performance-based compensation" under the Amended Long-Term Plan, including the performance measures (described under "Performance Factors" below) and applicable individual grant limits (described under "Awards" below) under the Amended Long-Term Plan, as well as the individuals eligible to receive awards under the Amended Long-Term Plan (described under "Administration and Eligibility" below), to have the flexibility to potentially grant awards under the Amended Long-Term Plan that may be deductible for federal income tax purposes. If our stockholders approve the material terms for "qualified performance-based compensation" under the

Amended Long-Term Plan, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to awards issued to our Section 162(m) executive officers under the Amended Long-Term Plan without regard to the limitations of Code Section 162(m) until the 2022 Annual Meeting of stockholders (in other words, for five years).
In evaluating this Proposal 2, stockholders should consider all of the information in this Proposal 2. The following summary of the Amended Long-Term Plan is qualified in its entirety by reference to the Amended Long-Term Plan attached to this Proxy Statement as Appendix A.
Purpose. The purpose of the Amended Long-Term Plan continues to be to further our long-term profits and growth by enabling the Company and its subsidiaries to attract, retain and reward executive employees who will be in a position to make contributions to the Company’s profits and growth by providing long-term incentive compensation opportunities.
Administration and Eligibility. The Amended Long-Term Plan will generally continue to be administered by the Compensation Committee. The Compensation Committee has authority to, among other things, interpret the Amended Long-Term Plan and establish rules and regulations for its administration (including guidelines). The Compensation Committee, subject to approval by the Board and certain securities and tax law limitations, may amend the Amended Long-Term Plan or terminate it entirely. However, any such amendment will be subject to stockholder approval to the extent required under applicable law or stock exchange requirements. Furthermore, no such action may adversely affect a participant’s rights with regard to an earned but unpaid award, or with regard to Award Shares that were previously issued to the participant, without the participant’s consent.
Salaried employees of the Company and its subsidiaries on a U.S. payroll who, in the judgment of the Compensation Committee, occupy an executive position capable of contributing to the profits or growth of the Company may be designated by the Compensation Committee to participate in the Amended Long-Term Plan. As of March 1, 2017, seven employees participated in the Amended Long-Term Plan. The Compensation Committee approves Amended Long-Term Plan participants, the performance period, and applicable performance objectives for each award (for Qualified Performance-Based Awards, not later than the 90th day of the applicable performance period, although new participants may be added at a later date, subject to restrictions under Code Section 162(m)).
Performance Factors. The Compensation Committee establishes goals and formulas under the Amended Long-Term Plan based on specified performance objectives of the participants, the Company and/or its subsidiaries over the award term. For Qualified Performance-Based Awards, the formula generally must be established no later than 90 days after the commencement of the performance period. Under the terms of the plan, the permissible performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or one or more of the subsidiaries, divisions, business units, departments, regions, functions or other organizational units of the Company or its subsidiaries. Performance objectives may be measured on an absolute or relative basis. Different groups of participants may be subject to different performance objectives for the same performance period. Relative performance may be measured against other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, or against an index or one or more of the performance objectives themselves. The Compensation Committee may grant awards subject to performance objectives that either are Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. Any performance objectives applicable to a Qualified Performance-Based Award must be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, safety, compliance with regulatory/environmental requirements, tons of coal or other minerals, yards of limerock or other aggregates severed or delivered, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, expected value of new projects or extensions of new or existing projects, development of new or existing projects, adjusted standard margin or net sales.
Awards. Each year, the Compensation Committee establishes one or more long-term incentive targets for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the participant's position and the long-term incentive target percentage for that Hay point level. See "Hay Group's All Industrials Survey - Salary Midpoint" on page 11. These amounts are then increased by 15% to account for the immediately taxable nature of the awards. No minimum award levels will be established. However, maximum annual award levels will be established for certain performance objectives, even if the maximum performance level is exceeded.

Target awards for participants will be pro-rated in the event that they change job levels during the applicable performance period, or otherwise in the discretion of the Compensation Committee, subject to certain limitations as further described in the Amended Long-Term Plan. Under no circumstances will the amount paid to any participant in a single calendar year as a result of awards under the Amended Long-Term Plan (including the fair market value of any Award Shares) exceed the greater of (i) $12 million or (ii) the fair market value of 500,000 Award Shares, determined at the time of payment.
The Compensation Committee must certify in writing that the pre-established performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, unless waived, the Compensation Committee retains discretionary authority to (1) increase or decrease the amount of any award that would otherwise be payable to a participant, or (2) adjust the allocation between the cash portion of the award and the equity portion of the award (in each case, subject to certain limitations as described in the Amended Long-Term Plan).
Participants generally must be employed by the Company or one of its subsidiaries on the last day of the applicable performance period in order to receive payment of an award for such performance period. However:

•
In the event of a change in control (as defined in the plan), participants employed on the date of the change in control (or who die, become disabled or "retire" (as defined in the Amended Long-Term Plan) during such performance period and prior to the change in control) will be entitled to receive a pro-rata award for the applicable performance period, in an amount equal to 100% of their long-term target award for the performance period, pro-rated to reflect the period of time the participants were employed during such performance period prior to the change in control.

•
Participants who die, become disabled or retire during an award term will be eligible for an award for the performance period calculated based on actual company results, pro-rated to reflect the period of time the participants were employed during the performance period prior to their termination of employment.

•
Awards for participants who are employed by the Company or one of its subsidiaries on the last day of the performance period but are not employed for the entire performance period will be prorated based on the number of days the participant was actually employed by the Company or one of its subsidiaries during such performance period.

•
The Compensation Committee has discretion to provide for payment of an award to a participant who does not meet any of the foregoing conditions, provided that no such action may be taken with respect to a Qualified Performance-Based Award where it would cause the loss of an otherwise available exemption under Code Section 162(m).

Awards are allocated by the Compensation Committee between a cash component and an equity component which is paid in shares of the Company's Class A Common. The number of Award Shares issued to a participant in any award is determined by taking the dollar value of the stock portion of the award and dividing it by the "formula price." The formula price is the lesser of:

•
the average closing price of Class A Common on the NYSE at the end of each week during the year preceding the commencement of the award year (or such other previous calendar year determined by the Compensation Committee, subject to certain tax-based limitations); or

•	the average closing price of Class A Common on the NYSE at the end of each week of the applicable performance period.

Award Shares are immediately vested when earned (as determined by the Compensation Committee). Participants have ownership rights in Award Shares, including the right to vote and receive dividends upon receipt of the Award Shares. However, the Award Shares are subject to certain transfer restrictions for a period of ten years from the last day of the performance period (or such other period determined by the Compensation Committee). The transfer restrictions lapse earlier in the event of (i) the participant's death or permanent disability; or (ii) five years (or earlier with the approval of the Compensation Committee) from the date of retirement. The Compensation Committee has the right to release the restrictions at an earlier date, but it is expected to rarely do so except in the case of the release of a limited number of shares for the payment of educational and medical expenses or home purchases, or in other extraordinary circumstances, as permitted under the terms of the plan (subject to the Compensation Committee’s discretion). Shares issued under the Amended Long-Term Plan may be shares of original issuance or treasury shares or a combination of the two.

Adjustments. The Compensation Committee will make or provide for such adjustment in (1) the total number of Award Shares that may be issued under the Amended Long-Term Plan, (2) outstanding Award Shares, (3) the "formula price," and (4) other award terms, as the Compensation Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the "Extraordinary Events"). Further, in the event of any such Extraordinary Event or in the event of a change in control, the Compensation Committee may provide in substitution for any or all outstanding Award Shares under the Amended Long-Term Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Award Shares so replaced in a manner that complies with or is exempt from Code Section 409A and the applicable regulations thereunder.
Plan Term. No Award Shares will be issued or transferred under the Amended Long-Term Plan on or after March 1, 2027, but, unless otherwise specified by the Compensation Committee, all Award Shares that were issued prior to the termination of the Amended Long-Term Plan will generally continue to be subject to the terms of the Amended Long-Term Plan following termination.
Tax Withholding. To the extent that the Company or a subsidiary is required to withhold federal, employment, state or local taxes or other amounts in connection with any award paid to a participant under the Amended Long-Term Plan, and the amounts available for such withholding are insufficient, it will be a condition to the receipt of such award that the participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld. If a participant’s benefit is to be received in the form of shares of Class A Common, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Compensation Committee, the Company will withhold shares of Class A Common having a value equal to the amount required to be withheld.
Federal Income Tax Consequences. This is a brief summary of certain Federal income tax consequences under the Amended Long-Term Plan based on Federal income tax laws currently in effect. It is presented for the information of stockholders considering how to vote on this Proposal and not for Amended Long-Term Plan participants. It is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare or Social Security taxes), or state, local or foreign tax consequences. No income generally will be recognized upon the grant of a target award. Upon payment in respect of the earn-out of an award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any Award Shares received (including any Award Shares withheld by the Company to satisfy tax withholding). To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m). In this regard, certain awards under the Amended Long-Term Plan may fail to qualify if all requirements for qualification are not met in connection with such awards.
Registration with the SEC. We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of Class A Common under the NACCO Long-Term Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended Long-Term Plan by our stockholders.
Final 2016 Awards and Target 2017 Awards. The NEOs' final 2016 awards under the Current Plan for the 2016 performance period are shown in the Summary Compensation Table on page 30. Final awards under the Amended Long-Term Plan for the 2017 performance period are not currently determinable. By March 30, 2017, the Compensation Committee will adopt performance objectives and targets for the awards that may be earned for the one-year performance period ending December 31, 2017 from the list of permissible performance factors listed above. The following chart shows the target awards for 2017:

New Plan Benefits - Amended Long-Term Plan

Name and Position	Dollar Value(s)
Alfred M. Rankin, Jr. - Chairman, President and CEO of NACCO and Chairman of HBB, NA Coal and KC	$1,925,963	(1)
Elizabeth I. Loveman - Vice President, Controller and Principal Financial Officer of NACCO	$98,371	(1)
J.C. Butler, Jr. - Sr. Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and President and CEO of NA Coal	$1,160,408	(1)
Gregory H. Trepp - President and CEO of HBB and CEO of KC	$—	(1)
R. Scott Tidey - Senior Vice President North American Sales & Marketing of HBB	$—	(1)
Executive Officer Group (24 persons)	$3,313,299	(1)
Non-Executive Director Group (8 persons)	$—	(1)
Non-Executive Officer Employee Group (3,576 persons)	$60,376	(1)

(1)	The Compensation Committee has only designated certain senior management employees of NACCO as participants in the Amended Long-Term Plan for 2017.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 TO APPROVE THE AMENDED NACCO LONG-TERM EQUITY PLAN.
If the Amended Long-Term Plan is not approved by Company stockholders, no payments will be made under the Amended Long-Term Plan with respect to 2017 and thereafter and we will be limited generally in our ability to make certain performance-based awards.

PROPOSAL 3 - APPROVAL OF NACCO NON-EMPLOYEE DIRECTORS PLAN FOR PURPOSES OF SECTION 303A.08 OF THE NYSE LISTING STANDARDS
ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE STOCKHOLDER VOTE ON THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to approve an amended and restated Non-Employee Directors Plan (the "Amended Directors Plan") that was adopted by our Board on February 14, 2017. Prior versions of the plan were previously adopted by the Board and approved by stockholders, most recently in 2011 (the "Current Directors Plan"). The Amended Directors Plan replaces the Current Directors Plan.
Section 303A.08 of the NYSE listing standards requires that stockholders approve all material revisions to equity compensation plans. The NYSE considers an increase in the number of shares available under a plan, among other things, a material revision to the plan. Our principal reason for adopting the Amended Directors Plan is to increase the number of Class A Common shares available for issuance. The Amended Directors Plan provides that 100,000 shares may be issued or transferred under the Amended Directors Plan on or after May 9, 2017.
While the Amended Directors Plan is not intended to provide new or additional compensation benefits to the non-employee directors, the following material changes, along with certain other immaterial and clarifying changes, have been made to the Current Directors Plan:

•
Administration: The Compensation Committee will generally administer or approve certain aspects of the Amended Directors Plan, including tax withholding (if applicable) and adjustments in the event of certain corporate transactions or events, as further described in the Amended Directors Plan.

•
Increase in Shares Available for Awards: The number of shares of Class A Common available for issuance under the Amended Directors Plan on or after its effective date is 100,000. For more information regarding the shares available for issuance, see "Why We Believe You Should Vote for Proposal 3" below.

•
Individual Director Annual Limit: The Amended Directors Plan adds a limit on the number of shares that may be issued or transferred to an individual non-employee director in any calendar year under the plan. Subject to adjustment as provided in the Amended Directors Plan, no non-employee director will receive in any calendar year beginning on or after January 1, 2017 more than 20,000 shares of Class A Common, in the aggregate, under the Amended Directors Plan.

•
Pro-rated Retainer: The Amended Directors Plan clarifies that a non-employee director’s retainer paid pursuant to the Amended Directors Plan will be pro-rated in the event a non-employee director begins or ceases service during the applicable quarter for which the retainer is paid.

•	Permitted Amendments: Stockholder approval will only be required to amend the Amended Directors Plan where it is otherwise required by applicable law or stock exchange requirements.

•
Share Counting: The Amended Directors Plan clarifies that, if applicable, shares withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will count against the shares issuable under the plan.

•
Transferability: The Amended Directors Plan provides that, in addition to a trust, Mandatory Shares (as defined below) may be transferred to a partnership for the benefit of a participant or certain members of his family.

•	Plan Term: The Amended Directors Plan now has a limited term. No Mandatory Shares or Voluntary Shares (as defined below) may be issued under the Amended Directors Plan on or after May 9, 2027.

•
Adjustments: The Amended Directors Plan now allows the Compensation Committee to adjust, in addition to the share price used to determine share payouts and the number and kind of shares that may be issued under the plan, the number of outstanding Mandatory Shares for each non-employee director, and the terms applicable to Mandatory Shares, in connection with certain transactions or events. It also allows the Compensation Committee, in the event of such a transaction or event, to provide substitute consideration for outstanding Mandatory Shares.

Why We Believe You Should Vote for Proposal 3. The Amended Directors Plan authorizes our Board to provide quarterly retainers to our non-employee directors that are payable partly in cash and partly in Class A Common shares for the purpose of helping to align the interests of our non-employee directors with the stockholders of the Company.
We believe our future success depends in part on our ability to attract, motivate and retain high quality non-employee directors. The ability to provide equity-based awards under the Amended Directors Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our non-employee directors.
We also believe that equity compensation motivates non-employee directors to appropriately focus on actions that enhance stockholder value because they will share in that value enhancement through improved share price performance. Our equity compensation also helps to retain our non-employee directors and to promote a focus on sustained enhancement of stockholder value because our equity compensation awards are generally subject to lengthy transfer restrictions.
As of February 28, 2017, 34,240 Class A Common shares remained available for issuance under the Current Directors Plan. If the Amended Directors Plan is not approved, we may deem it necessary to increase significantly the cash component of our non-employee director compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.
The following includes (1) aggregated information regarding the dilution associated with the Current Directors Plan and the potential stockholder dilution that would result if the proposed share increase under the Amended Directors Plan is approved and (2) our burn rate. Note that we also are seeking approval for shares under the Amended Long-Term Plan as described in Proposal 2, and you may want to consider the information set forth in both Proposals to fully determine the consequences of both proposed share requests. This information is as of February 28, 2017. As of that date, there were approximately 5,260,048 shares of Class A Common outstanding.
Under the terms of the Current Directors Plan, a maximum of 100,000 shares of Class A Common (subject to adjustment as described in the Current Directors Plan) were available to be issued as Mandatory and Voluntary Shares, of which 65,760 shares of Class A Common had been issued and 34,240 shares of Class A Common remained available for issuance as of February 28, 2017. The 34,240 shares of Class A Common remaining available for issuance, a portion of which will be issued in April, 2017 in connection with quarterly retainer payments, represented 0.651% of our outstanding Class A Common shares. Upon approval of the Amended Directors Plan requested hereby, the maximum number of shares available for future issuance on or after the effective date as Mandatory and Voluntary Shares under the Amended Directors Plan will be an aggregate of

100,000 shares of Class A Common (subject to adjustments as described in the Amended Directors Plan). Based on the closing price on the NYSE for our Class A Common Shares on February 28, 2017 of $64.50 per share, the aggregate market value of the 100,000 shares of Class A Common that will be available for future issuance under the Amended Directors Plan was $6,450,000.
In 2014, 2015 and 2016, we issued Mandatory and Voluntary Shares under the Current Director Plan covering 11,409 shares, 12,933 shares, and 14,737 shares, respectively. Based on our basic weighted average shares of Class A Common outstanding for those three years of 6,011,412, 5,428,842 and 5,246,929, respectively, for the three-year period 2014-2016, our average burn rate was 0.234% (our individual years' burn rates were 0.190% for 2014, 0.238% for 2015, and 0.281% for 2016).
In determining the number of shares to request for approval under the Amended Directors Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage and the facts that (1) we perform an in-depth analysis of our Board compensation package on a triennial basis (and interim reviews at other times) and (2) non-employee directors have the option to receive their entire fees in the form of Voluntary Shares, which would substantially increase the number of shares required under the plan.
If the Amended Directors Plan is approved, we intend to utilize the shares authorized under the Amended Directors Plan to continue our practice of incentivizing directors through equity grants. We currently anticipate that the shares that will be available under the Amended Directors Plan will last between five and seven years, based on our recent grant rates, director elections and the approximate current share price, but could last for a shorter period of time if actual practice does not match recent grant rates, our share price changes materially or individual directors elect to receive a higher percentage of their compensation in Voluntary Shares. Our Board would retain discretion to determine the amounts of the retainers for our non-employee directors, and future benefits that may be received by participants under the Amended Directors Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
The following summary of the Amended Directors Plan is qualified in its entirety by reference to the Amended Directors Plan attached to this Proxy Statement as Appendix B.
Purpose. The purpose of the Amended Directors Plan is to provide for the payment to the non-employee directors of the Company a portion of their annual retainers in capital stock of the Company in order to help further align the interests of the directors with the stockholders of the Company and thereby help promote the long-term profits and growth of the Company.
Administration and Eligibility. The Amended Directors Plan will be administered by the Board and the Compensation Committee, as applicable, as further described in the Amended Directors Plan. The Board may alter or amend the Amended Directors Plan or terminate it entirely. However, amendments to the Amended Directors Plan will be subject to stockholder approval to the extent required by applicable law or stock exchange requirements. Furthermore, no such action shall adversely affect a non-employee director’s rights with regard to Mandatory or Voluntary Shares that were previously issued or transferred to the director or that were earned by, but not yet issued to, the director, without the director’s consent. All non-employee directors of the Company are automatically included as participants in the Plan. As of February 28, 2017, eight individuals participated in the Current Directors Plan.
Terms and Conditions. Under the Amended Directors Plan, the directors are required to receive a portion (as determined by the Board) of their annual retainer (in 2017, $89,000 out of $145,000) in shares of Class A Common (the "Mandatory Shares"). They may also elect to receive all or part of the remainder of the retainer and all other fees in the form of shares of Class A Common (the "Voluntary Shares"). The number of shares of Class A Common issued to a director is determined by taking the dollar value of the amount to be received in Mandatory or Voluntary Shares and dividing it by the average closing price of Class A Common on the NYSE at the end of each week during each calendar quarter. The amount of any fractional shares will be paid in cash. Further, shares paid under the Amended Directors Plan are subject to pro-ration in the event that a non-employee director begins or ceases service during the applicable calendar quarter. Shares issued under the Amended Directors Plan may be shares of original issuance, treasury shares, or a combination of the two.
Mandatory and Voluntary Shares are fully vested on the date of payment, and the director is entitled to ownership rights in such shares, including the right to vote and receive dividends. However, the directors are generally required to hold the Mandatory Shares for a period of ten years from the last day of the calendar quarter for which the Mandatory Shares were earned and, during that ten-year holding period, the Mandatory Shares cannot be assigned, pledged or otherwise transferred except (i) by will or by the laws of descent and distribution, (ii) in the event of divorce, subject to certain limitations as described in the Amended Directors Plan, or (iii) to a trust or partnership for the benefit of the director or his spouse, children or grandchildren (in which case the transfer restrictions remain in effect). The transfer restrictions lapse earlier on the first to occur of (i) death or permanent disability; (ii) five years from the date of the director's retirement from the Board; (iii) the date that a director has both retired from the Board and reached age 70; or (iv) at such other time as determined by the Board in its sole discretion. Voluntary Shares are not subject to such restrictions.
Subject to adjustment as described in the Amended Directors Plan, under no circumstances will any director receive in any calendar year beginning on or after January 1, 2017 more than 20,000 shares of Class A Common under the Amended Directors Plan.
Adjustments. The Compensation Committee will make or provide for such adjustments in the share price used to determine share payouts, in the kind of shares that may be issued or transferred under Amended Directors Plan, in the number of shares of Class A Common issuable in the aggregate and to individual directors under the Amended Directors Plan, in the number of outstanding Mandatory Shares for each non-employee director, and in the terms applicable to Mandatory Shares, as the Compensation Committee, in its sole discretion, exercised in good faith, determines is equitably required to reflect (1) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities, or (3) any other corporate transaction or event having an effect similar to any of the foregoing (collectively referred to as an "Extraordinary Event"). Moreover, in the event of any such Extraordinary Event, the Compensation Committee may provide in substitution for any or all outstanding Mandatory Shares such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable under the circumstances and shall require in connection therewith the surrender of all Mandatory Shares so replaced.
Effective Date and Plan Term. The Amended Directors Plan is effective May 9, 2017, subject to the approval of the Amended Directors Plan by the stockholders of the Company as of such date. No Mandatory or Voluntary Shares may be issued or transferred under the Amended Directors Plan on or after May 9, 2027. However, shares issued or transferred prior to the termination of the Amended Directors Plan will generally continue to be subject to the terms of the Amended Directors Plan following such termination.
Federal Income Tax Consequences. This is a brief summary of certain Federal income tax consequences under the Amended Directors Plan based on Federal income tax laws currently in effect. It is presented for the information of stockholders considering how to vote on this Proposal and not for Amended Directors Plan participants. It is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare or Social Security taxes), or state, local or foreign tax consequences. Generally, the recipient will be required to include as taxable ordinary income in the year of receipt of a retainer payment an amount equal to the amount of cash received and the fair market value of any Mandatory and Voluntary Shares received.
Registration with the SEC. We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Class A Common under the Amended Directors Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended Directors Plan by our stockholders.

Final 2016 Awards and Estimated 2017 Awards. Stock awards under the Current Directors Plan for 2016 issued to the non-employee directors of the Company are shown in the Director Compensation Table on page 40. Stock awards under the Amended Directors Plan for 2017 and thereafter are not currently determinable but will be equal to the sum of the Mandatory Shares and Voluntary Shares for each director. Since the amount of Voluntary Shares is dependent on the directors' elections and not currently determinable, the following chart shows the cash value of the Mandatory Shares for the retainer of the non-employee directors under the Amended Directors Plan for 2017:

New Plan Benefits - Amended Directors Plan

Name and Position	Dollar Value(s)
Alfred M. Rankin, Jr. - Chairman, President and CEO of NACCO and Chairman of HBB, NA Coal and KC	$—	(1)
Elizabeth I. Loveman - Vice President, Controller and Principal Financial Officer of NACCO	$—	(1)
J.C. Butler, Jr. - Sr. Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and President and CEO of NA Coal	$—	(1)
Gregory H. Trepp - President and CEO of HBB and CEO of KC	$—	(1)
R. Scott Tidey - Senior Vice President North American Sales & Marketing of HBB	$—	(1)
Executive Officer Group (24 persons)	$—	(1)
Non-Executive Director Group (8 persons)	$712,000	(2)
Non-Executive Officer Employee Group (3,576 persons)	$—	(1)

(1)	Executive officers and non-executive employees of the Company or its subsidiaries are not eligible to participate in the Amended Directors Plan.

(2)
The only persons who are eligible to participate in the Amended Directors Plan are the non-employee directors of the Company. The dollar value shown above is equal to $89,000 of each director's annual retainer of $145,000 for 2017.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3 TO APPROVE THE AMENDED DIRECTORS PLAN.
If the Amended Directors Plan is not approved by Company stockholders, cash payments will be made under the Amended Directors Plan with respect to all compensation earned for services rendered on or after May 9, 2017.

PROPOSAL 4 - ADVISORY VOTE TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd Frank Act"), and Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote on the Company's Named Executive Officer compensation, commonly referred to as a "say-on-pay" vote. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.
At our 2014 annual meeting, our executive compensation program received approval from over 99% of the stockholder votes cast. We believe that this result demonstrates our stockholders' endorsement of our Compensation Committee's executive compensation decisions and policies.
Why You Should Approve Our Named Executive Officer Compensation Program
The guiding principle of our compensation program for senior management employees, including Named Executive Officers, is maintaining a strong link between an employee's compensation, individual performance and the performance of the Company as a whole and/or the subsidiary for which the employee has responsibility. The primary objectives of our compensation program are to:

•	attract, retain and motivate talented management;

•	reward management with competitive compensation for achievement of specific corporate and individual goals;

•	make management long-term stakeholders in the Company;

•	ensure that management's interests are closely aligned with those of our stockholders; and

•	maintain consistency in compensation among all of the Company's subsidiaries.

We encourage stockholders to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis and compensation tables, for a more detailed discussion of our compensation programs and policies. We believe our compensation programs and policies:

•	are appropriate and effective in implementing our compensation philosophy and in achieving our goals;

•	align with stockholder interests; and

•	do not reward inappropriate risk taking.
Stockholders should consider the following in determining whether to approve this proposal.
Our Compensation Program Is Highly Aligned with Stockholder Value
We seek to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans. Base salaries are set at levels appropriate to allow the incentive plans to serve as significant motivating factors. Incentive-based compensation plans are designed to provide rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the senior management employees, including the Named Executive Officers, with our long-term interests.
Our Compensation Program Has a Strong Pay-for-Performance Orientation
Our compensation program continues to be designed to motivate our employees to deliver superior performance that balances annual results and long-term sustained performance. Our short-term and long-term incentive compensation for our employees is substantially performance based. As shown on the target total compensation table on page 13, over 78% of Mr. Rankin's 2016 target compensation was variable or "at risk" and tied to Company performance and, as a group, over 68% of the Named Executive Officer's target compensation was performance-based. Although the design of our compensation program offers opportunities for employees to earn truly superior compensation for outstanding results, it also includes significantly reduced compensation for results that do not meet the previously established performance targets for the year. In general, all performance targets are set at a scale that encourages performance improvement without requiring outstanding short-term results that would encourage conduct inconsistent with building long-term value. The chosen performance metrics are well-aligned with our business strategy and objectives for long-term value creation for our stockholders.
Our Compensation Program Has Appropriate Long-Term Orientation
Our compensation programs and policies have a long-term focus. Our long-term incentive compensation plans enable senior management employees to accumulate capital through future managerial performance. The Compensation Committee believes this contributes to the future success of our business. Our long-term incentive compensation plans generally require long-term commitment on the part of our senior management employees, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the Named Executive Officers' long-term interests.
With respect to awards issued under the NACCO Long-Term Equity Plan in particular, any gain the executives realize in the long-run depends on what management does to drive the financial performance of the Company and increase our stock price. This is because the restricted shares of Class A Common that are awarded under the NACCO Long-Term Equity Plan generally may not be sold or transferred for 10 years from the last day of the applicable performance period. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the awards is enhanced as the value of the stock increases. Thus, the awards provide the executives with an incentive over the 10-year period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. We believe that this encourages our executives to maintain a long-term focus on profitability, which is also in our stockholders' best interests.
Action Requested. Stockholders are asked to vote on the following advisory resolution:
" RESOLVED, THAT THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DESCRIBED UNDER THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED NARRATIVE DISCUSSION IN THE COMPANY'S 2017 PROXY STATEMENT, IS HEREBY APPROVED."

Stockholder Vote. The say-on-pay vote is advisory and is not binding on us or the Board. The final decision on the Company's executive compensation and benefits remains with the Board and the Compensation Committee. However, we and the Board value the views of our stockholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation polices and decisions.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4 TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 5 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE OFFICER COMPENSATION
As required by the Dodd Frank Act and Section 14A of the Exchange Act, we are also asking our stockholders this year to cast a non-binding advisory vote to determine whether the stockholder vote to approve the Company's Named Executive Officer compensation (or the "say-on-pay") should occur every one, two or three years.
After careful consideration, the Board has determined that holding an advisory "say-on pay" vote every year is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our compensation programs are designed to promote a long-term connection between pay and performance, our Board believes that an annual say-on-pay vote allows our stockholders to provide us with immediate and direct input on our executive compensation plans and programs.
Stockholder Vote. You may vote for the advisory vote on Named Executive Officer Compensation to occur every one, two or three years or you may abstain from voting.

YOUR BOARD RECOMMENDS A VOTE OF ''EVERY YEAR'' FOR THE ADVISORY VOTE ON THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 6 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017
Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and our subsidiaries. The Audit Review Committee considered carefully Ernst & Young LLP’s performance and its independence with respect to the services to be performed. The Audit Review Committee is responsible for the audit fee negotiations associated with the retention of Ernst & Young LLP. In connection with the mandated rotation of the lead audit partner, the Audit Review Committee and its Chairman will continue to be directly involved in the selection of Ernst & Young LLP’s lead audit partner. The Audit Review Committee annually evaluates the performance of Ernst & Young LLP and determines whether to reengage the independent registered public accounting firm.
The appointment of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board believes that obtaining stockholder ratification is a sound governance practice.

YOUR BOARD AND AUDIT REVIEW COMMITTEE RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 6 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.
It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire and, if a representative is in attendance, the representative will be available to answer appropriate questions.

If our stockholders fail to vote in favor of the appointment of Ernst & Young LLP, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote. Even if the appointment of Ernst & Young LLP is ratified, the Audit Review Committee may select a different independent registered public accounting firm at any time during fiscal year 2017 if it determines that such a change would be in the best interests of the Company and its stockholders.

PART IV - OTHER IMPORTANT INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2016, all filing requirements applicable for reporting persons were met.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the information as of December 31, 2016 with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Class A Shares:	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	N/A	280,485
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	280,485
Class B Shares:
Equity compensation plans approved by security holders	0	N/A	80,100
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	80,100

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON

Set forth in the following tables is the indicated information as of February 28, 2017 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our directors, NEOs and all of our executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.
Amount and Nature of Beneficial Ownership
Class A Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Dimensional Fund Advisors LP (1) 6300 Bee Cave Road Austin, Texas 78746	Class A	445,222	(1)	—		445,222	(1)	8.46%
Rankin Associates II, L.P. (2) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	338,295	(2)	—		338,295	(2)	6.43%
Zuckerman Investment Group, LLC (3) 155 N. Wacker Drive, Suite 1700 Chicago, IL 60606	Class A	—		334,439	(3)	334,439	(3)	6.36%
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	Class A	282,637	(4)	—		282,637	(4)	5.37%
FMR LLC (5) 245 Summer Street Boston, Massachusetts 02210	Class A	254,049	(5)	—		254,049	(5)	4.83%
John P. Jumper (6)	Class A	6,358		—		6,358		**
Dennis W. LaBarre (6)	Class A	16,959		—		16,959		**
Michael S. Miller (6)	Class A	427		—		427		**
Richard de J. Osborne (6)	Class A	12,904		—		12,904		**
Alfred M. Rankin, Jr.	Class A	314,351		510,502	(7)	824,853	(7)	15.68%
James A. Ratner (6)	Class A	10,791		—		10,791		**
Britton T. Taplin (6)	Class A	40,773		61,875	(8)	102,648	(8)	1.95%
David F. Taplin (6)	Class A	18,372		100		18,472		**
David B.H. Williams (6)	Class A	8,292		504,941	(9)	513,233	(9)	9.76%
J.C. Butler, Jr.	Class A	74,448		498,461	(10)	572,909	(10)	10.89%
Elizabeth I. Loveman	Class A	4,114		—		4,114		**
R. Scott Tidey	Class A	—		—		—		—
Gregory H. Trepp	Class A	—		—		—		—
All executive officers and directors as a group (32 persons)	Class A	513,972		715,284	(11)	1,229,256	(11)	23.37%
** Less than 1.0%.

(1)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 9, 2017 reported that Dimensional Fund Advisors LP ("Dimensional") may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as an investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the "Dimensional Funds"), which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses the sole power to vote 445,222 shares owned by the Dimensional Funds of Class A Common and the sole power to invest 433,922 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(2)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 14, 2017 reported that Rankin Associates II, L.P. ("Associates"), which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. ("RMI"), the general partner of Associates, may be deemed to be a “group” as defined under the Exchange Act that beneficially owns the 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the shareholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates.

(3)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 14, 2017 reported that Zuckerman Investment Group, LLC may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(4)	A Schedule 13G filed with the SEC with respect to Class A Common on January 30, 2017 reported that BlackRock, Inc. may be deemed to beneficially own the shares of Class A Common reported above.

(5)	A Schedule 13G/A filed with the SEC with respect to Class A Common on February 13, 2017 reported that FMR LLC may be deemed to beneficially own the shares of Class A Common reported above.

(6)
Pursuant to our Non-Employee Directors' Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after February 28, 2017. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2017 by taking the amount of such director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2017.

(7)
As a result of Alfred M. Rankin, Jr. holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P. ("Rankin IV"). As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 92,072 shares of Class A Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 510,502 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Associates and Rankin IV to the extent in excess of his pecuniary interest in each such entity.

(8)
Britton T. Taplin may be deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin may be deemed to share with the other members of Abigail LLC voting and investment power over the 56,120 shares of Class A Common held by Abigail LLC. Mr. Taplin disclaims beneficial ownership of 44,616 shares of Class A Common held by Abigail LLC. Mr. Taplin has pledged 40,743 shares of Class A Common.

(9)
David B.H. Williams may be deemed to be a member of Associates and, accordingly, may be deemed to beneficially own and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Williams may be deemed to share with his spouse voting and investment power over 68,094 shares of Class A Common beneficially owned by his spouse and 6,480 held in trust for the benefit of his children; he disclaims all interest in such shares. Mr. Williams' spouse is a member of Rankin IV, therefore he is deemed to share beneficial ownership of 92,072 shares of Class A Common held by Rankin IV; he disclaims all interest in such shares.

(10)
J.C. Butler, Jr. may be deemed to be a member of Associates and, accordingly, may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Butler may be deemed to share with his spouse voting and investment power over 68,094 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. Butler's spouse is a member of Rankin IV, therefore he is deemed to share beneficial ownership of 92,072 shares of Class A Common held by Rankin IV; he disclaims all interest in such shares. Mr. Butler disclaims all interest in 8,010 shares of Class A Common held in trust for the benefit of his children and for which he is the trustee and has sole power to vote and dispose of the shares.

(11)
The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which: (i) Mr. Rankin has disclaimed beneficial ownership in note (7) above; (ii) Mr. B. Taplin has disclaimed beneficial ownership in note (8) above; (iii) Mr. Williams has disclaimed beneficial ownership in note (9) above; and (iv) Mr. Butler has disclaimed beneficial ownership in note (10) above. As described in note (6) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after February 28, 2017 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Clara Taplin Rankin, et al. (1) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B	—	(1)	—	(1)	1,542,757	(1)	98.21%
Rankin Associates I, L.P., et al. (2) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(2)	—	(2)	472,371	(2)	30.07%
Beatrice B. Taplin (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	337,310	(3)	—		337,310	(3)	21.47%
Rankin Associates IV, L.P., et al. Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—		—		307,928		19.60%
John P. Jumper	Class B	—		—		—		—
Dennis W. LaBarre	Class B	100		—		100		**
Michael S. Miller	Class B	—		—		—		—
Richard de J. Osborne	Class B	—		—		—		—
Alfred M. Rankin, Jr.	Class B	44,662	(4)	780,299	(4)	824,961	(4)	52.51%
James A. Ratner	Class B	—		—		—		—
Britton T. Taplin	Class B	—		—		—		—
David F. Taplin	Class B	15,883		—		15,883		1.01%
David B.H. Williams	Class B	—		789,494	(5)	789,494	(5)	50.26%
J.C. Butler, Jr.	Class B	—		789,494	(6)	789,494	(6)	50.26%
Elizabeth I. Loveman	Class B	—		—		—		—
R. Scott Tidey	Class B	—		—		—		—
Gregory H. Trepp	Class B	—		—		—		—
All executive officers and directors as a group (32 persons)	Class B	60,645	(7)	798,689	(7)	859,334	(7)	54.70%

** Less than 1.0%.

(1)
A Schedule 13D/A filed with the SEC with respect to Class B Common on February 14, 2017 ("the Stockholders 13D") reported that, except for NACCO and PNC Bank, N.A., as depository, the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the Signatories, may be deemed to be a “group” as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 1,542,757 shares. The stockholders' agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 98.21% of the Class B Common outstanding on February 28, 2017 or 73.57% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, NACCO may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common.

(2)
A Schedule 13D/A filed with the SEC with respect to Class B Common on February 14, 2017 reported that Rankin Associates I, L.P. "Rankin I" and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.

(3)
Beatrice B. Taplin has the sole power to vote and dispose of 337,310 shares of Class B Common held in trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Beatrice B. Taplin is subject to the stockholders' agreement.

(4)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (2) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. The trusts holding limited partnership interests in Rankin IV may be deemed to be a "group" as defined under the Exchange Act. Mr. Rankin may be deemed to be a member of the Rankin IV group as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 307,928 shares of Class B Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 780,299 shares of Class B Common held by Rankin I and Rankin IV to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.

(5)
David B.H.Williams' spouse is a member of Rankin I and Rankin IV; therefore, he may be deemed to share beneficial ownership of 780,299 shares of Class B Common held by Rankin I and Rankin IV. Mr. Williams' spouse also owns 9,195 shares of Class B Common, which are held in trust. Mr. Williams disclaims beneficial ownership of all shares held by Rankin I, Rankin IV and his spouse's personal trusts.

(6)
J.C. Butler, Jr.'s spouse is a member of Rankin I and Rankin IV; therefore, Mr. Butler may be deemed to share beneficial ownership of 780,299 shares of Class B Common held by Rankin I and Rankin IV. Mr. Butler's spouse also owns 9,195 shares of Class B Common, which are held in trust. Mr. Butler disclaims beneficial ownership of all shares held by Rankin I, Rankin IV and his spouse's personal trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Mr. Butler is subject to the stockholders' agreement.

(7)
The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Rankin has disclaimed beneficial ownership in note (4) above, Mr. Williams has disclaimed beneficial ownership in note (5) above and Mr. Butler has disclaimed beneficial ownership in note (6) above.

Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin, and David F. Taplin is a nephew of Beatrice B. Taplin and Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., an executive officer of NACCO, is the son-in-law of Alfred M. Rankin, Jr. and is married to the sister of David B.H. Williams's spouse. David B.H. Williams is the son-in-law of Alfred M. Rankin, Jr. and is married to the sister of Mr. Butler's spouse. The combined beneficial ownership of such foregoing persons equals 1,331,611 shares, or 25.32%, of the Class A Common and 1,196,544 shares, or 76.17%, of the Class B Common outstanding on February 28, 2017. The combined beneficial ownership of all our directors, together with Beatrice B. Taplin, and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,389,486 shares, or 26.42%, of the Class A Common and 1,196,644 shares, or 76.17%, of the Class B Common outstanding on February 28, 2017. Such shares of Class A Common and Class B Common together represent 63.69% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received on or before November 27, 2017. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 27, 2017 but on or before January 26, 2018 of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between December 27, 2017 and January 26, 2018. Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by in-person meeting, telephone or other forms of communication. Such persons will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with, and reimbursement of reasonable out-of-pocket expenses will be paid to, brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons.

OTHER MATTERS

The directors know of no other matters that are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
John D. Neumann
Secretary
Cleveland, Ohio
March 27, 2017
It is important that the proxies be returned promptly. Stockholders of record who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either over the internet (www.investorvote.com/NC) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to complete the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to attend the annual meeting and vote in person, please contact our Secretary at 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, or call (440) 229-5151 or email ir@naccoind.com.

Appendix A

THE NACCO INDUSTRIES, INC. EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective March 1, 2017)

1.	Purpose of the Plan
The purpose of this Executive Long-Term Incentive Compensation Plan (this “Plan”) is to help further the long-term profits and growth of NACCO Industries, Inc. (the “Company”) by enabling the Company and/or its wholly-owned subsidiaries (together with the Company, the “Employers”) to attract, retain and reward executive employees of the Employers by offering long-term incentive compensation to those executive employees who will be in a position to make contributions to such profits and growth. This incentive compensation is in addition to annual compensation and is intended to encourage enhancement of the Company’s stockholder value.

2.	Definitions

(a)
“Average Award Share Price” means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Performance Period (or such other previous calendar year as determined by the Committee and specified in the Guidelines; provided, however, that with respect to any Qualified Performance-Based Award, such determination shall be made not later than 90 days after the commencement of the applicable Performance Period) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Performance Period.

(b)
“Award” means an award paid to a Participant under this Plan for a Performance Period (or portion thereof), the actual payout of which is determined pursuant to a formula based upon the achievement of Performance Objectives which is established by the Committee; provided, however, that with respect to any Qualified Performance-Based Award, such formula shall be established not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares, pursuant to a formula which is established by the Committee; provided, however, that with respect to any Qualified Performance-Based Award, such formula shall be established not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period.

(c)
“Award Shares” means fully-paid, non-assessable shares of Class A Common Stock that are issued or transferred pursuant to, and with such restrictions as are imposed by, the terms of this Plan and the Guidelines. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares.

(d)	“Change in Control” means the occurrence of an event described in Appendix 1 hereto.

(e)
“Class A Common Stock” means the Company’s Class A Common Stock, par value $1.00 per share, or any security into which such Class A Common Stock may be changed by reason of any transaction or event of the type referred to in Section 9(b) of this Plan.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)
“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is an “outside director” for purposes of Section 162(m) and (ii) is a “non-employee director” for purposes of Rule 16b-3.

(h)
“Covered Employee” means any Participant who is a “covered employee” for purposes of Section 162(m) or any Participant who the Committee determines in its sole discretion could become a “covered employee.”

(i)
“Guidelines” means the guidelines that are approved by the Committee for the administration of the awards granted under this Plan. To the extent that there is any inconsistency between the Guidelines and this Plan on matters other than the time and form of payment of the Awards, the Guidelines will control, so long as this Plan could have been amended to resolve such inconsistency without the need for further stockholder approval.

(j)
“Participant” means any person who is classified as a salaried employee of the Employers on a U.S. payroll (including directors of the Employers who are also salaried employees of the Employers) who, in the judgment of the Committee, occupies an executive position in which his efforts may contribute to the profits or growth of the Company and who is designated by the Committee as a Participant in the Plan for a particular Performance Period.

(k)
“Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.

(l)
“Performance Period” means any period of one or more years (or portion thereof) on which an Award is based, as established by the Committee and specified in the Guidelines. Any Performance Period(s) applicable to a Qualified Performance-Based Award shall be established by the Committee not later than 90 days after the commencement of the Performance Period on which such Qualified Performance-Based Award will be based and prior to completion of 25% of such Performance Period.

(m)
“Performance Objectives” shall mean the measurable performance objectives established pursuant to this Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or one or more of the subsidiaries, divisions, business units, departments, regions, functions or other organizational units of the Company or its subsidiaries. Performance Objectives may be measured on an absolute or relative basis. Different groups of Participants may be subject to different Performance Objectives for the same Performance Period. Relative performance may be measured against other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, or against an index or one or more of the Performance Objectives themselves. The Committee may grant Target Awards subject to Performance Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, safety, compliance with regulatory/environmental requirements, tons of coal or other minerals or yards of limerock or other aggregates severed or delivered, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, expected value of new projects or extensions of new or existing projects, development of new or existing projects, adjusted standard margin or net sales.

(n)
“Qualified Performance-Based Award” shall mean any Target Award or portion of a Target Award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m).

(o)
“Retire” means a termination of employment that entitles the Participant to immediate commencement of his pension benefits under any of the qualified defined benefit pension plans sponsored by the Employers or, for Participants who are not members of such a plan, a termination of employment after reaching age 60 with at least 15 years of service with one or more of the Employers.

(p)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

(q)
“Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Performance Period pursuant to the Korn Ferry Hay Group salary point system, or any successor salary point system adopted by the Committee.

(r)	“Section 162(m)” means Section 162(m) of the Code, or any successor provision.

(s)
“Target Award” means a dollar amount calculated by multiplying (i) the designated salary midpoint that corresponds to a Participant’s Salary Points by (ii) the long-term incentive compensation target percent for those Salary Points for the applicable Performance Period, as determined by the Committee. The Target Award is the amount that would be paid to a Participant under this Plan if each Performance Objective is met exactly at target.

3.	Administration
This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as “applicable employee remuneration” of a Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Section 162(m)). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan or of any documents evidencing Awards under this Plan, including the severability of any or all of the provisions hereof or thereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

4.	Eligibility
Each Participant shall be eligible to participate in this Plan and receive Target Awards in accordance with Section 5; provided, that, except as otherwise determined by the Committee or as provided in Section 7 below, (a) a Participant must be employed by an Employer on the last day of the Performance Period (or die, become permanently disabled or Retire during such Performance Period) in order to be eligible to receive payment of an Award for such Performance Period and (b) the Award of a Participant who is described in the preceding clause or who is employed on the last day of the Performance Period but is not employed during the entire Performance Period shall be paid in a pro-rated amount based on the number of days the Participant was actually employed by an Employer during such Performance Period. Notwithstanding the foregoing, the Committee shall have the discretion to provide for payment of an Award to a Participant who does not meet the foregoing requirements; provided that no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Section 162(m)).

5.	Awards
The Committee may, from time to time and upon such conditions as it may determine, authorize grants of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:

(a)
The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the payout of each Award, which formula is based upon the Company’s achievement of Performance Objectives as set forth in the Guidelines; provided, however, that with respect to any Qualified Performance-Based Award, the Committee shall approve the foregoing not later than the 90th day of the applicable Performance Period and prior to the completion of 25% of such Performance Period. Each grant shall specify an initial allocation between the cash portion of the Award and the equity portion of the Award. Calculations of Target Awards for a Performance Period shall initially be based on a Participant’s Salary Points as of January 1st of the first year of the Performance Period. However, such Target Awards may be changed during or after the Performance Period under the following circumstances: (i) if a Participant receives a change in Salary Points, salary midpoint and/or long-term incentive compensation target percentage during a Performance Period, such change will be reflected in a pro-rata Target Award,

(ii) employees hired into or promoted to a position eligible to become a Plan Participant during a Performance Period will, if designated as a Plan Participant by the Committee, be assigned a pro-rated Target Award based on their length of service during a Performance Period and (iii) the Committee may increase or decrease the amount of a Target Award at any time, in its sole and absolute discretion; provided, however, that (1) no such decrease described in clause (iii) may occur in connection with or following a Change in Control that occurs during or after the applicable Performance Period and (2) no such increase, adjustment or other change described in clauses (i) through (iii) may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of a Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Section 162(m)).

(b)
Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of the payout of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Such approval shall be certified in writing by the Committee before any amount is paid under any Award with respect to that Performance Period. Notwithstanding the foregoing, the Committee shall have the power to (1) decrease the amount of the payout of any Award below the amount determined in accordance with Section 5(b)(i); (2) increase the amount of the payout of any Award above the amount determined in accordance with Section 5(b)(i); and/or (3) adjust the allocation between the cash portion of the Award and the equity portion of the Award; provided, however, that (A) no such decrease described in clause (1) may occur in connection with or following a Change in Control that occurs during or after the applicable Performance Period and (B) no such increase, change or adjustment described in clauses (1) through (3) may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Section 162(m)). No Award, including any Award equal to the Target Award, shall be payable under this Plan to any Participant except as determined and approved by the Committee.

(c)
Each Award shall be 100% vested when and to the extent the Committee determines that it has been earned pursuant to Subsection (b) and shall be fully paid to the Participants no later than the last day of the Payment Period, partly in cash and partly in Award Shares. The whole number of Award Shares to be issued or transferred to a Participant shall be determined by dividing the equity portion of the Award payout by the Average Award Share Price (subject to adjustment as described in Subsection (b) above), with any fractional Award Shares resulting from such calculation payable in cash as provided under the Guidelines. The Company shall pay any and all brokerage fees and commissions incurred in connection with any purchase by the Company of shares which are to be issued or transferred as Award Shares and the transfer thereto to Participants. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of this Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan (including the fair market value of any Award Shares paid to the Participant) shall not exceed the greater of (i) $12,000,000 or (ii) the fair market value of 500,000 Award Shares, determined at the time of payment.

(d)
At such time as the Committee approves a Target Award and formula for determining the amount of the payout of each Award, the Committee shall designate whether all or any portion of the Target Award is a Qualified Performance-Based Award.

6.	Withholding Taxes/Offsets

(a)
To the extent that an Employer is required to withhold federal, employment, state or local taxes or other amounts in connection with any Award paid to a Participant under this Plan, and the amounts available to the Employer for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. If a Participant’s benefit is to be received in the form of shares of Class A Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Class A Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the

Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Class A Common Stock required to be delivered to the Participant, shares of Class A Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Class A Common Stock held by such Participant. The shares of Class A Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Class A Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Class A Common Stock to be withheld and delivered pursuant to this Section 6(a) to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the maximum amount that could be required to be withheld. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

(b)
If, prior to the payment of any Award, it is determined by an Employer, in its sole and absolute discretion, that any amount of money is owed by the Participant to the Employer, the Award otherwise payable to the Participant (to the extent permitted under Section 409A of the Code) may be reduced in satisfaction of the Participant’s debt to such Employer. Such amount(s) owed by the Participant to the Employer may include, but is not limited to, the unused balance of any cash advances previously obtained by the Participant, or any outstanding credit card debt incurred by the Participant.

7.	Change in Control

(a)	The following provisions shall apply notwithstanding any other provision of this Plan to the contrary.

(b)
Amount of Award for Year of Change In Control. In the event of a Change in Control during a Performance Period, the amount of the Award payable to a Participant who is employed by an Employer on the date of the Change in Control (or who died, become permanently disabled or Retired during such Performance Period and prior to the Change in Control) for such Performance Period shall be equal to the Participant’s Target Award for such Performance Period, multiplied by a fraction, the numerator of which is the number of days during the Performance Period during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Performance Period.

(c)
Time of Payment. In the event of a Change in Control, the payment date of all outstanding Awards (including, without limitation, the pro-rata Target Award for the Performance Period during which the Change in Control occurred) shall be a date that is between two days prior to and 30 days after the date of the Change in Control, as determined by the Committee in its sole and absolute discretion.

8.	Award Shares Terms and Restrictions

(a)
Award Shares granted to a Participant shall entitle such Participant to voting, dividend and other ownership rights. Each payment of Award Shares shall be evidenced by an agreement between the Company and the Participant. Each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares.

(b)
Except as otherwise set forth in this Section, Award Shares shall not be assigned, transferred, exchanged, pledged, hypothecated or encumbered (a "Transfer") by a Participant or any other person, voluntarily or involuntarily, other than a Transfer of Award Shares (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended if such provisions applied to the Plan, or a similar binding judicial order, (iii) directly or indirectly to a trust or partnership for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such trust or partnership shall continue to be Award Shares subject to the terms of this Plan) or (iv) with the consent of the Committee, after the substitution by a Participant of a number of shares of Class A or Class B Common Stock par value $1.00 per share (the "New Shares") for an equal number of Award Shares, whereupon the New Shares shall become and be deemed for all purposes to be Award Shares, subject to all of the terms and conditions imposed by this Plan and the Guidelines on the shares for which they are substituted, including the restrictions on Transfer, and the restrictions hereby imposed on the shares for which the New Shares are substituted shall lapse and such shares shall no longer be subject to this Plan or the Guidelines. The Company shall not honor, and shall instruct the transfer agent not to honor, any attempted Transfer and any attempted Transfer shall be invalid, other than Transfers described in clauses (i) through (iv) above. In no event will any Award Shares granted under this Plan be transferred for value.

(c)
Each Award shall provide that a Transfer of the Award Shares shall be prohibited or restricted for a period of ten years from the last day of the Performance Period, or such other shorter or longer period as may be determined by the Committee (in its sole and absolute discretion) from time to time. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date the Participant dies or becomes permanently disabled, (ii) five years (or earlier with the approval of the Committee) after the Participant Retires, (iii) an extraordinary release of restrictions pursuant to Subsection (d) below, or (iv) a release of restrictions as determined by the Committee in its sole and absolute discretion (including, without limitation, a release caused by a termination of this Plan). Following the lapse of restrictions pursuant to this Subsection or Subsection (d) below, the shares shall no longer be “Award Shares” and, at the Participant's request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.

(d)	Extraordinary Release of Restrictions.

(i)
A Participant may request in writing that a Committee member authorize the lapse of restrictions on a Transfer of such Award Shares if the Participant desires to dispose of such Award Shares for (A) the purchase of a principal residence for the Participant, (B) payment of medical expenses for the Participant, his spouse or his dependents, (C) payment of expenses for the education of the Participant, his spouse or his dependents for the next 18-months or (iv) any other extraordinary reason which the Committee has previously approved in writing. The Committee shall have the sole power to grant or deny any such request. Upon the granting of any such request, the Company shall cause the release of restrictions in the manner described in Subsection (c) of such number of Award Shares as the Committee shall authorize.

(ii)
A Participant who is employed by the Employers may request such a release at any time following the third anniversary of the date the Award Shares were issued or transferred; provided that the restrictions on no more than 20% of such Award Shares may be released pursuant to this Subsection (d) for such a Participant. A Participant who is no longer employed by the Employers may request such a release at any time following the second anniversary of the date the Award Shares were issued or transferred; provided that the restrictions on no more than 35% of such Award Shares may be released pursuant to this Subsection (d) for such a Participant.

(e)
Legend. The Company shall cause an appropriate legend, to be placed on each certificate, or other applicable records with respect to uncertificated shares, for the Award Shares, reflecting the foregoing restrictions.

9.	Amendment, Termination and Adjustments

(a)
The Committee, subject to approval by the Board of Directors of the Company, may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, adversely affect the rights in (i) an outstanding Award of a Participant that was previously approved by the Committee for a Performance Period but has not yet been paid or (ii) any Award Shares that were previously issued or Transferred to a Participant under this Plan. In any event, no Award Shares will be issued or transferred under this Plan on or after March 1, 2027. Unless otherwise specified by the Committee, all Award Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Shares shall lapse as otherwise provided in Section 8.

(b)
The Committee shall make or provide for such adjustment (A) in the total number of Award Shares that may be issued or transferred under this Plan as specified in Section 10, (B) in outstanding Award Shares, (C) in the definition of Average Award Share Price, and (D) in other award terms, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the “Extraordinary Events”). Moreover, in the event of any such Extraordinary Event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Award Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Award Shares so replaced in a manner that complies with or is exempt from Section 409A of the Code and applicable Treasury Regulations issued thereunder. Any securities that are distributed in respect to Award Shares in connection with any of the Extraordinary Events shall be deemed to be Award Shares and shall be subject to the transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued, unless such restrictions are waived or otherwise altered by the Committee.

(c)
Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company, no amendment to this Plan shall (i) materially increase the maximum number of Award Shares to be issued or transferred under this Plan specified in Section 10 (except that adjustments expressly authorized by Subsection (b) shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan, (iii) cause any amount of any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Section 162(m)), or (iv) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.

10.	Award Shares Subject to Plan
Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued or transferred as Award Shares under this Plan on or after March 1, 2017 shall be 400,000.
Notwithstanding anything to the contrary contained in this Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 10.

11.	Approval by Stockholders
This amended and restated Plan will be submitted for approval by the stockholders of the Company. If such approval has not been obtained by July 1, 2017, all grants of Target Awards made on or after March 1, 2017 for Performance Periods beginning on or after January 1, 2017 will be rescinded.

12.	General Provisions

(a)
No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)
Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)
Limitation on Rights of Employees. No Trust. No trust has been created by the Employers for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a participant hereunder is a mere unsecured creditor of the Company.

(e)
Non-transferability of Awards. Target Awards shall not be transferable by a Participant. Award Shares paid pursuant to an Award shall be transferable, subject to the restrictions described in Section 8.

(f)
Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Code and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent. Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the

Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

13.	Effective Date
Subject to Section 11, this amended and restated Plan is effective March 1, 2017.
Appendix 1.    Change in Control.

Change in Control. The term “Change in Control” shall mean the occurrence of (i), (ii) or (iii) below; provided that such occurrence occurs on or after March 1, 2017 and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:
i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded NACCO Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the outstanding voting securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the outstanding voting securities of NACCO, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

ii.	a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

iii.
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.

III. Definitions. The following terms as used herein shall be defined as follow:

1. “Incumbent Directors” means the individuals who, as of December 31, 2016, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.

2. “Permitted Holders” shall mean, collectively, (i) the parties to the Amended and Restated Stockholders’ Agreement dated September 28, 2012, as amended from time to time, by and among the “Participating Stockholders,” NACCO and other signatories thereto; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

Appendix B

NACCO INDUSTRIES, INC.
NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN

(Amended and Restated Effective May 9, 2017)

1.	Purpose of the Plan
The purpose of this Non-Employee Directors’ Equity Compensation Plan (Amended and Restated Effective May 9, 2017) (the “Plan”) is to provide for the payment to the non-employee directors of NACCO Industries, Inc. (the “Company”) of a portion of directors’ fees in capital stock of the Company in order to help further align the interests of the directors with the stockholders of the Company and thereby help promote the long-term profits and growth of the Company.

2.	Effective Date
This Plan is effective May 9, 2017 (the “Effective Date”), subject to approval of the Plan by the stockholders of the Company as of such date.

3.	Definitions
(a)“Average Share Price” means the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on the Quarter Date.

(b)“Board” means the Board of Directors of the Company.

(c)“Class A Common Stock” means (i) the Company’s Class A Common Stock, par value $1.00 per share and (ii) any security into which Class A Common Stock may be converted by reason of any transaction or event of the type referred to in Section 5(c) of this Plan.

(d)“Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer this Plan in accordance with the provisions hereof, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended and (ii) is a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

(e)“Director” means an individual duly elected or chosen as a director of the Company who is not also an employee of the Company or any of its subsidiaries.

(f)“Extraordinary Event” shall have the meaning set forth in Section 5.

(g)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

(h)“Payment Deadline” means the date that is the fifteenth day of the third month after each Quarter Date.

(i)“Quarter Date” means the last day of the calendar quarter for which a Required Amount or Voluntary Amount is earned.

(j)“Required Amount” means an amount of money constituting that portion (as determined from time to time by the Board) of a Director’s retainer earned by such Director for his services as a director of the Company for any calendar quarter that is payable in Shares as described in Section 4.1(a).

(k)“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

(l)“Shares” means shares of Class A Common Stock that are issued or transferred to a Director pursuant to, and with such restrictions as are imposed by, the terms of this Plan in respect of the Director’s Required Amount.
(m)“Transfer” shall have the meaning set forth in Section 4.2(a).

(n)“Voluntary Amount” shall have the meaning set forth in Section 4.2(b).

(o)“Voluntary Shares” means shares of Class A Common Stock that are issued or transferred to a Director in accordance with Section 4.1(c) in respect of the Director’s Voluntary Amount.

4.	Shares and Voluntary Shares

1.Required Amount and Voluntary Amount

(a)Required Amount. From time to time, the Board shall determine (i) the amount of the retainer to be paid to each Director for each calendar quarter of a year, (ii) subject to Section 4.1(b), the portion of the retainer that shall be paid in cash and (iii) the equity portion of the retainer (expressed in dollars) that is required to be paid in Shares as described in Section 4.1(c) (the “Required Amount”), in each case subject to pro-ration in the event that the Director begins or ceases service during the applicable calendar quarter.

(b)Voluntary Shares. For any calendar quarter, a Director may elect to have up to 100% of the cash component of the retainer payable for such quarter in excess of the Required Amount, and any other cash to be earned by the Director for such quarter for services as a director of the Company (collectively referred to as a “Voluntary Amount”), not paid to the Director in cash, but instead to have the Voluntary Amount applied to the issuance or transfer to the Director of Voluntary Shares as described in Section 4.1(c); provided that the Director must notify the Company in writing of such election prior to the first day of the calendar quarter for which such election is made, which election will be irrevocable after such date for such calendar quarter and shall remain in effect for future calendar quarters unless or until revoked by the Director prior to the first day of a calendar quarter.

(c)Issuance of Shares and Voluntary Shares. Promptly following each Quarter Date (and, in any event, no later than the Payment Deadline), the Company shall issue or transfer to each Director (or to a trust for the benefit of a Director, or such Director’s spouse, children or grandchildren, if so directed by the Director) (i) a number of whole Shares equal to the Required Amount for the calendar quarter ending on such Quarter Date divided by the Average Share Price and (ii) a number of whole Voluntary Shares equal to such Director’s Voluntary Amount for such calendar quarter divided by the Average Share Price. To the extent that the application of the foregoing formulas would result in fractional Shares or fractional Voluntary Shares, no fractional shares of Class A Common Stock shall be issued or transferred by the Company pursuant to this Plan, but instead, such amount shall be paid to the Director in cash at the same time the Shares and Voluntary Shares are issued or transferred to the Director. Shares and Voluntary Shares shall be fully paid, nonassessable shares of Class A Common Stock. Shares shall be subject to the restrictions set forth in this Plan, whereas Voluntary Shares shall not be so restricted. Shares and Voluntary Shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares. The Company shall pay any and all fees and commissions incurred in connection with the purchase by the Company of shares of Class A Common Stock which are to be Shares or Voluntary Shares and the transfer to Directors of Shares or Voluntary Shares.

(d)Withholding Taxes. To the extent that the Company is required to withhold federal, state or local taxes in connection with any amount payable to a Director under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any Shares or Voluntary Shares that the Director make arrangements satisfactory to the Committee for the payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of the Shares or the Voluntary Shares. To the extent permitted under applicable law, the Committee and Director may also make similar arrangements with respect to the payment of any other taxes derived from or related to the payment of Shares or Voluntary Shares with respect to which withholding is not required.

2.Restrictions on Shares.

(a)Restrictions on Transfer of Shares. No Shares shall be assigned, pledged, hypothecated or otherwise transferred (any such assignment, pledge, hypothecation or transfer being referred to herein as a “Transfer”) by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of ERISA if such provisions applied to the Plan or a similar binding judicial order(“QDRO”), or (iii) directly or indirectly to a trust or partnership for the benefit of a Director, or such Director’s spouse, children or grandchildren. Shares transferred to a person other than the Director pursuant to a QDRO shall not be subject to the restrictions described in this Section 4.2(a), but shares transferred to a trust or partnership for the benefit of a Director, or such Director’s spouse, children or grandchildren, shall remain subject to the restrictions described in this Section 4.2(a) until such restrictions lapse pursuant to the following sentence. The restrictions on Shares set forth in this Section shall lapse for all purposes and shall be of no further force or effect upon the earliest to occur of (A) ten years after the Quarter Date with respect to which such Shares were issued or transferred, (B) the date of the death or permanent disability of the Director, (C) five years (or earlier with the approval of the Board) after the Director’s retirement from the Board, (D) the date that a Director is both retired from the Board and has reached 70 years of age or (E) at such other time as determined by the Board in its sole and absolute discretion. Following the lapse of restrictions, at the Director’s request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.

(b)Dividends, Voting Rights, Exchanges, Etc. Except for the restrictions set forth in this Section 4.2 and any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Shares including the right to vote and to receive dividends as and when declared by the Board and paid by the Company. Except for any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Voluntary Shares.

(c)Restriction on Transfer of Rights to Shares. No rights to Shares or Voluntary Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a QDRO.

(d)Legend. The Company shall cause a legend, in substantially the following form, to be placed on each certificate, or other applicable record(s) with respect to uncertificated shares, for the Shares:

THE[SE] SHARES [REPRESENTED BY THIS CERTIFICATE] ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE NACCO INDUSTRIES, INC. NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN (“PLAN”). SUCH RESTRICTIONS ON TRANSFER UNDER THE PLAN SHALL LAPSE FOR ALL PURPOSES AND SHALL BE OF NO FURTHER FORCE OR EFFECT AFTER _______________, OR SUCH EARLIER TIME AS PROVIDED IN THE PLAN.

5.	Amendment, Termination and Adjustments

(a) The Board may alter or amend the Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, materially adversely affect the rights in any Shares or Voluntary Shares that were previously issued or transferred to the Director or that were earned by, but not yet issued or transferred to, such Director. Unless otherwise specified by the Committee, all Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Shares shall lapse in accordance with Section 4.2(a). In any event, no Shares or Voluntary Shares may be issued or transferred under this Plan on or after May 9, 2027.

(b) Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company no such amendment or termination shall (i) materially increase the total number of shares of Class A Common Stock that may be issued or transferred under this Plan specified in Section 6 (except that adjustments and additions expressly authorized by this Section shall not be limited by this clause (i)) or (ii) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.

(c) The Committee shall make or provide for such adjustments in the Average Share Price, in the kind of shares that may be issued or transferred hereunder, in the number of shares of Class A Common Stock specified in Section 6(a) or 6(b), in the number of outstanding Shares for each Director, and in the terms applicable to Shares under this Plan, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively referred to as an “Extraordinary Event”). Moreover, in the event of any such Extraordinary Event, the Committee may provide in substitution for any or all outstanding Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable under the circumstances and shall require in connection therewith the surrender of all Shares so replaced. All securities received by a Director with respect to Shares in connection with any Extraordinary Event shall be deemed to be Shares for purposes of this Plan and shall be restricted pursuant to the terms of this Plan to the same extent and for the same period as if such securities were the original Shares with respect to which they were issued or transferred, unless the Committee, in its sole and absolute discretion, eliminates such restrictions or accelerates the time at which such restrictions on transfer shall lapse.

6.	Shares Subject to Plan

(a) Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued or transferred under this Plan on or after the Effective Date will not exceed in the aggregate 100,000. Notwithstanding anything to the contrary contained in this Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy any tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 6(a).

(b) Notwithstanding anything in this Section 6, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 5(c) of this Plan, in no event will any Director receive in any calendar year beginning on or after January 1, 2017 more than 20,000 shares of Class A Common Stock, in the aggregate, under this Plan.

7.	Approval By Stockholders

The NACCO Industries Inc. Non-Employee Directors’ Equity Compensation Plan was originally approved by the stockholders of the Company on June 1, 1992 and this Plan was approved by the stockholders of the Company on the Effective Date.

8.	General Provisions

(a)No Continuing Right as Director. Neither the adoption nor operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Director any right to continue as a director of the Company or any subsidiary of the Company.

(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)Cash If Shares Not Issued. All Required Amounts and Voluntary Amounts are the property of the Directors and shall be paid to them in cash in the event that Shares and Voluntary Shares may not be issued or transferred to Directors hereunder in respect of Required Amounts or Voluntary Amounts.

(d)Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(e)Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent.

NACCO Industries, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 8, 2017.

Vote by Internet

- Go to **www.investorvote.com/NC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, 4 and 6 and for "1 Year" on Proposal 5.

1. Election of Directors:

01 - John P. Jumper	02 - Dennis W. LaBarre	03 - Michael S. Miller
04 - Richard de J. Osborne	05 - Alfred M. Rankin, Jr.	06 - James A. Ratner
07 - Britton T. Taplin	08 - David F. Taplin	09 - David B. H. Williams

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **Mark here to vote FOR ALL EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08	09
☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. Proposal to approve The NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2017).	☐	☐	☐
3. Proposal to approve The NACCO Industries, Inc. Non-Employee Directors' Equity Compensation Plan (Amended and Restated Effective May 9, 2017).	☐	☐	☐
4. Proposal to approve, on an advisory basis, the Company's Named Executive Officer compensation.	☐	☐	☐
6. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2017.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. Proposal to recommend, on an advisory basis, the frequency of future advisory votes on the Company's Named Executive Officer compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02J4YC

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of
NACCO Industries, Inc. Stockholders

May 9, 2017, 2:30 p.m. Local Time
NACCO Industries, Inc.
5875 Landerbrook Dr., Cleveland, OH 44124

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

The 2017 Proxy Statement and 2016 Annual Report are available, free of charge, at http://www.nacco.com by clicking on the "2017 Annual Meeting Materials" link and then clicking on either the "2017 Proxy Statement" link or the "2016 Annual Report" link, as appropriate.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — NACCO Industries, Inc.

Notice of 2017 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2017

Richard de J. Osborne and Alfred M. Rankin, Jr., or either of them, each with the full power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock and Class B Common Stock of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NACCO Industries, Inc. to be held on May 9, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed, FOR Proposals 2, 3, 4 and 6 and for "1 Year" on Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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